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Exhibit 99.2

Execution Copy

AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

Dated as of January 24, 2003

By and Among

WellPoint Health Networks Inc.,
A Delaware For-Profit Corporation,

CareFirst, Inc.,
A Maryland Not-For-Profit Corporation

and

Congress Acquisition Corp.,
A Maryland Corporation

i

ii

Section 9.5.	Modification and Waiver	32
Section 9.6.	Expenses	33
Section 9.7.	Survival of Representations and Warranties	33
Section 9.8.	Notices	33
Section 9.9.	Governing Law	34
Section 9.10.	Rules of Construction	34
Section 9.11.	Waiver of Jury Trial	34
APPENDICES
A—Principal Terms of Plan of Conversion
B—Definitions
C—Articles of Merger
D—Form of Charter of CareFirst
E—Form of Bylaws of CareFirst
F—Form of Subordinated Note
G—Form of Rule 145 Affiliate Agreement
H—Form of Indemnity Agreement
I—Form of Retention Agreement
ATTACHMENTS
7.1(k)—Existing Employment Agreements
9.10—Executive Employees of CareFirst and Purchaser

iii

AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

        THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of January 24, 2003 by and among WellPoint Health Networks Inc., a Delaware for-profit corporation ("Purchaser"), CareFirst, Inc., a Maryland not-for-profit corporation ("CareFirst"), and Congress Acquisition Corp., a Maryland corporation ("CFAC").

RECITALS

        1.    Purchaser directly owns all of the issued and outstanding stock of CFAC;

        2.    The Board of Directors of each of Purchaser, CareFirst and CFAC (a) have approved the merger of CFAC with and into CareFirst upon the terms and subject to the conditions of this Agreement, including the ancillary agreements executed and delivered pursuant hereto and (b) deem such merger to be in the best interests of their respective companies and subscribers, and, in the case of Purchaser and CFAC, their respective stockholders;

        3.    Because Purchaser is a for-profit company and CareFirst and the Primary CareFirst Insurers are each not-for-profit companies, it will be necessary for the Primary CareFirst Companies to convert to for-profit status immediately prior to the consummation of such merger, and as part of the conversion of the Primary CareFirst Companies, CareFirst will issue 100% of its outstanding shares of capital stock ("CareFirst Common Stock") to certain tax-exempt entities (each, a "Tax-Exempt Entity") to be designated in accordance with applicable laws, so that, immediately prior to the merger, the Tax-Exempt Entities will constitute all of the stockholders of CareFirst. The principal elements of such conversion are as set forth in Appendix A hereto;

        4.    The parties expect and intend that the merger of CFAC with and into CareFirst will: (i) create an enterprise that takes advantage of the strengths, contributions, resources and prospects of each of the parties; (ii) enhance the offering of competitive Blue Cross Blue Shield and other related health care products for Delaware, the District of Columbia, Maryland and other jurisdictions in which CareFirst operates; (iii) provide the workforce of the CareFirst Companies opportunities for employment within each such Company's current service area consistent with the collective enterprise's evolving business requirements; (iv) create a collective enterprise which provides additional financial strength for the customers of each of the parties, allows each of the parties access to capital to support strategic initiatives and positions the collective enterprise as a more significant regional competitor; and (v) cause, allow and assist the Primary CareFirst Insurers to continue to maintain a significant presence within their respective jurisdictions, including operations in each jurisdiction consistent with the collective enterprise's evolving business requirements, the maintenance of the corporate headquarters of each within their respective jurisdictions and the provision of products and services to residents in their respective jurisdictions; and

        5.    Purchaser, CareFirst and CFAC have heretofore entered into the Agreement and Plan of Merger dated as of November 20, 2001 (the "Original Agreement"). Purchaser, CareFirst and CFAC desire to enter into this Agreement in order to amend and restate the Original Agreement in its entirety and to make certain representations, warranties, covenants and agreements in connection with the Merger.

        NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

Definitions

        Terms used in this Agreement not otherwise defined herein shall have the meanings set forth in Appendix B.

ARTICLE II

The Merger

        Section 2.1.    The Merger.

        Subject to the terms and conditions of this Agreement, at the Effective Time, CFAC shall be merged with and into CareFirst, and the separate corporate existence of CFAC shall thereupon cease (the "Merger"). CareFirst shall be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation").

        Section 2.2.    Effective Time.

        If all the conditions to the Merger set forth in Article VII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article VIII, the consummation of the Merger (the "Closing") shall take place at the offices of Piper Rudnick LLP, 6225 Smith Avenue, Baltimore, Maryland 21209 as promptly as possible, but in no event later than five (5) business days, after the satisfaction or waiver of the conditions to the Closing set forth in Article VII that are to occur prior to, but not on, the date of the Closing. The day the Closing occurs is referred to herein as the "Closing Date." The parties shall cause the Articles of Merger substantially in the form of Appendix C (the "Articles of Merger") to be properly executed and filed with the Maryland State Department of Assessments and Taxation and any other required jurisdictions on the Closing Date. The Merger shall become effective at the time of filing the Articles of Merger or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

        Section 2.3.    Charter.

        The Charter of CareFirst (substantially in the form of Appendix D) in effect upon its conversion to a stock corporation immediately prior to the Effective Time shall be the Charter of the Surviving Corporation, until duly amended in accordance with applicable law.

        Section 2.4.    Bylaws.

        The Bylaws of CareFirst (substantially in the form of Appendix E) in effect upon its conversion to a stock corporation immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

        Section 2.5.    Directors, Officers and Name of CareFirst.

        From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of CFAC immediately prior to the Merger shall be the directors of the Surviving Corporation, and (ii) the officers of CareFirst immediately prior to the Merger shall be the officers of the Surviving Corporation. The name of the Surviving Corporation from and after the Effective Time shall continue to be "CareFirst, Inc."

        Section 2.6.    Headquarters.

        From and after the Effective Time, the headquarters of BCBSD, BCBS-NCA and BCBS-MD shall be located in the State of Delaware, the District of Columbia and the State of Maryland, respectively.

ARTICLE III

Conversion of Shares; Purchase Price; Effects of the Merger

        Section 3.1.    Conversion of Shares; Purchase Price.

        (a)  If not prohibited by the applicable laws of any of the jurisdictions of the Primary CareFirst Insurers, the consideration to be received by the Tax-Exempt Entities (the "Mixed Consideration") shall be paid in the form set forth in this Section 3.1(a) and the following provisions shall apply:

            (i)  At the Effective Time, each issued and outstanding share of CareFirst Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the Per Share Amount. The "Per Share Amount" shall consist of the Per Share Cash Consideration plus the Per Share Stock Consideration plus the Per Share Note Consideration, if any. The "Per Share Cash Consideration" shall be an amount of cash determined by dividing (A) the Aggregate Cash Consideration by (B) the number of shares of CareFirst Common Stock outstanding immediately prior to the Effective Time. The "Per Share Stock Consideration" shall be that number of shares of Purchaser Common Stock determined by dividing (A) the Aggregate Stock Consideration by (B) the number of shares of CareFirst Common Stock outstanding immediately prior to the Effective Time. The "Per Share Note Consideration" shall be an amount payable in the form of Subordinated Notes with a principal amount determined by dividing (A) the Aggregate Note Consideration by (B) the number of shares of CareFirst Common Stock outstanding immediately prior to the Effective Time. The Per Share Note Consideration shall only be payable upon the occurrence of the condition set forth in subsection (ii) below.

          (ii)  If the Average Market Price is below $35.00, then, in addition to the other consideration to be paid hereunder, Purchaser may, at its option, issue a Subordinated Note (substantially in the form of Appendix F) to each holder of CareFirst Common Stock in a principal amount equal to the Per Share Note Consideration multiplied by the number of shares of CareFirst Common Stock held by such holder. The parties intend that the Subordinated Notes will bear an interest rate that would be applicable if the Subordinated Notes were sold to an institutional holder in a transaction where the Notes were intended to have a value as of the Closing Date equal to the principal amount of the notes (provided, however, in determining the interest rate and value, the Subordinated Notes, which by their terms may be prepaid at any time without penalty or discount, will be assumed to have a "market" prepayment clause for a note of this type). If Purchaser anticipates that it may elect to deliver Subordinated Notes in payment of part of the consideration to be delivered to the holders of CareFirst Common Stock, it will notify CareFirst that it may wish to do so at least thirty (30) days prior to the anticipated Closing Date (or if it determines anytime thereafter that Subordinated Notes may be used, promptly upon such determination), and CareFirst and Purchaser shall jointly select a nationally recognized investment banking firm (the "Investment Banking Firm") who then shall be available, if necessary, to arbitrate any final determination of the interest rate to be assigned to the Subordinated Notes. If Purchaser then elects to deliver Subordinated Notes, at the time that it provides the five (5) Business days' notice prior to the Closing Date of its election to deliver the Subordinated Notes it also will set forth the interest rate that it proposes to assign to the Subordinated Notes, and CareFirst shall advise Purchaser within two (2) Business days thereafter whether or not the proposed interest rate is acceptable. If CareFirst advises Purchaser that the interest rate is not acceptable, and the parties are not able to reach agreement on an interest rate satisfying the requirements of this Section 3.1(a)(ii), determination of the interest rate will be based upon the written advice of the

  Investment Banking Firm. The costs and expenses of the Investment Banking Firm shall be split evenly between Purchaser and CareFirst.

          (iii)  At the Closing, each holder of outstanding CareFirst Common Stock as shown on the books and records of CareFirst shall receive, in respect of each share of CareFirst Common Stock, a certificate or certificates representing the number of shares of Purchaser Common Stock along with cash (or immediately available funds) and Subordinated Notes that together constitute the Per Share Amount.

        (b)  If the Mixed Consideration provisions of Section 3.1(a) do not apply, the following provisions shall apply:

            (i)  At the Effective Time, each issued and outstanding share of CareFirst Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the Per Share Cash Amount.

          (ii)  The "Per Share Cash Amount" shall be an amount of cash determined by dividing (A) the Purchase Price by (B) the number of shares of CareFirst Common Stock outstanding immediately prior to the Effective Time.

        Section 3.2.    Effects of the Merger.

        The Merger shall have the effects specified in Section 3-114 of the Maryland General Corporation Law.

ARTICLE IV

Representations And Warranties Of CareFirst

        CareFirst hereby represents and warrants to Purchaser as follows:

        Section 4.1.    Organization, Qualification and Authorization.

        (a)  CareFirst is a nonprofit, non-stock corporation duly organized, validly existing and in good standing under the laws of the State of Maryland; each CareFirst Subsidiary is listed on the CareFirst Disclosure Schedule. Each Primary CareFirst Insurer is a non-stock corporation of which CareFirst is the sole member and is duly organized, validly existing and in good standing under the laws of its state of formation. Each CareFirst Company (other than CareFirst and the Primary CareFirst Insurers) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation, which jurisdictions are listed on the CareFirst Disclosure Schedule.

        (b)  Each CareFirst Company has all requisite power and authority, corporate and other, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, except where the failure to satisfy the representations of this Section 4.1(b) would not result in a CareFirst Material Adverse Effect. CareFirst has delivered or made available to Purchaser accurate and complete copies of the articles of incorporation and bylaws, or equivalent governing instruments, as currently in effect, of each of the CareFirst Companies as of the date hereof.

        (c)  Each CareFirst Company is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or operation of its assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not result in a CareFirst Material Adverse Effect. All such jurisdictions are listed on the CareFirst Disclosure Schedule.

        (d)  Except as contemplated herein, no equity security of any CareFirst Company is or may be required to be issued by reason of any option, warrant, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right exchangeable or convertible into, shares of any capital stock of such CareFirst Company, and there are no contracts, commitments, understandings or arrangements by which any CareFirst Company is bound to issue or repurchase shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. All shares of the CareFirst Subsidiaries are duly authorized, validly issued, fully paid and non-assessable, have not been issued in violation of, and are not subject to, any preemptive right. There are no contracts, commitments, understandings or arrangements by which any person has any right or claim to become a member of CareFirst or any of the Primary CareFirst Insurers.

        (e)  The CareFirst Disclosure Schedule sets forth the equity or member interests of each CareFirst Subsidiary that are owned by CareFirst or another CareFirst Company. The CareFirst Subsidiary Shares are owned, possessed or controlled by CareFirst, directly or indirectly, free and clear of all liens, restrictions, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions of any kind, with no defects of title whatsoever. CareFirst or another CareFirst Company has full power, right and authority to vote all of the CareFirst Subsidiary Shares. CareFirst is not a party to or bound by any voting trust, proxy or other agreement affecting or relating to the right to transfer or vote the CareFirst Subsidiary Shares.

        Section 4.2.    Authority.

        CareFirst has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, subject to the receipt of the regulatory approvals set forth in Section 4.4(b). The execution and delivery of this Agreement by CareFirst, the performance of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of CareFirst and BCBSD, and except for the approval of the Merger by the Tax-Exempt Entities in their capacity as stockholders of CareFirst following the Conversion, no other corporate act or corporate proceeding on the part of the CareFirst Companies is necessary to approve the execution and delivery of this Agreement, the performance by CareFirst of its obligations hereunder or the consummation of the transactions contemplated hereby.

        Section 4.3.    Execution and Binding Effect.

        This Agreement has been duly and validly executed and delivered by CareFirst and constitutes, and the other documents and instruments to be executed and delivered by CareFirst pursuant hereto upon their execution and delivery by CareFirst on or prior to the Closing Date will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other party or parties thereto), legal, valid and binding obligations of CareFirst, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, rehabilitation, reorganization, moratorium, or similar laws affecting enforcement of creditors' rights generally and (b) general equitable principles.

        Section 4.4.    No Violation; Consents and Approvals.

        (a)  Except as set forth on the CareFirst Disclosure Schedule and subject to the governmental filings (and other matters) referred to in Section 4.4(b), the execution, delivery and performance of this Agreement by CareFirst, compliance with the provisions of this Agreement, and the consummation by CareFirst or any CareFirst Company of the transactions contemplated hereby will not (i) conflict with or violate any provisions of the Charters or Bylaws in effect as of the date hereof of any CareFirst Company (and with respect to CareFirst and the Primary CareFirst Insurers, as such Charters and Bylaws are to be amended to accomplish the Conversion); (ii) conflict with, violate or result in any breach of, or constitute a default whether with or without notice or lapse of time or both, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of, or render unenforceable, any note, bond, mortgage, indenture, license (including any license granted by BCBSA), franchise, permit, agreement, lease or other instrument or obligation to which any CareFirst Company is a party or by which any CareFirst Company, its business or any of its assets is bound; (iii) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to any CareFirst Company, or by which its business or any of its assets is bound; (iv) require any filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any Governmental Entity; or (v) result in the creation or imposition of any lien, charge or encumbrance upon any CareFirst Company's assets; excluding from the foregoing clauses (other than clause (i)) such conflicts, violations, breaches and defaults and filings, declarations, registrations, permits, consents, approvals and notices, other than approvals of the BCBSA, the absence of which, in the aggregate, would not result in a CareFirst Material Adverse Effect.

        (b)  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by any CareFirst Company for the execution and delivery of this Agreement by CareFirst or the consummation by CareFirst of the transactions contemplated by this Agreement, except for (i) the filing with the FTC and the DOJ of a notification and report form by CareFirst under the HSR Act and (ii) the preparation and filing of appropriate documents with, and approval of, the appropriate regulatory bodies in the States of Maryland and Delaware, the District of Columbia, the U.S. Congress and other jurisdictions regarding insurance-related approvals (collectively referred to as the "CareFirst Primary Filings").

        Section 4.5.    Financial Statements.

        (a)  CareFirst has delivered or made available to Purchaser copies of the financial statements listed on the CareFirst Disclosure Schedule (the "CareFirst Financial Statements"). The CareFirst Financial Statements are true and complete in all material respects, have been prepared in accordance with SAP or GAAP, as the case may be, consistently applied throughout the periods covered by such statements (except as may be stated in the explanatory notes to such statements) and present fairly, in all material respects, the financial position and results of operations (consolidated in the case of CareFirst) of the CareFirst Companies at the dates of and for the periods covered thereby. The CareFirst Financial Statements for interim periods are subject to normal recurring year-end adjustments and lack explanatory notes.

        (b)  Except as disclosed, recorded or otherwise referred to in the CareFirst Financial Statements at and for the year ended December 31, 2000, no CareFirst Company has any liabilities of any nature, whether known, unknown, accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (i) were incurred after December 31, 2000 in the ordinary course of its business consistent with past practices, and (ii) in the aggregate would not have a CareFirst Material Adverse Effect.

        Section 4.6.    Reserves.

        (a)  Except as set forth in the CareFirst Disclosure Schedule, the aggregate actuarial reserves and other actuarial amounts held in respect of liabilities with respect to any or all of the CareFirst Insurers as established or reflected in their respective 2000 financial statements previously delivered to Purchaser:

            (i)  (A) were determined in accordance with presently accepted actuarial standards consistently applied, and (B) were fairly stated in all material respects in accordance with sound actuarial principles;

          (ii)  met the requirements of the applicable insurance laws or regulations of the State of Maryland, the District of Columbia, the State of Delaware or any other state having jurisdiction, in all material respects;

          (iii)  met the requirements of the BCBSA;

          (iv)  have been computed in all material respects on the basis of methodologies consistent with those used in computing the corresponding reserves in the prior fiscal year (except as may be stated in the explanatory notes to such statements);

          (v)  include provisions for all actuarial reserves and related items that are required to be established in accordance with applicable laws and regulations; and

          (vi)  CareFirst is unaware of any facts or circumstances that would necessitate, in the application of prudent reserving practices and policies, any material adverse change in the statutorily required reserve or reserves above those reflected in the most recent CareFirst Financial Statements (other than those increases consistent with past experience resulting from increases in enrollment).

        (b)  Each Primary CareFirst Insurer's surplus is now, and immediately prior to the Closing will be, not less than 100% of the statutorily adequate reserve minimums required by applicable law.

        Section 4.7.    Taxes.

        (a)  As of the date hereof, each of the Primary CareFirst Companies has been and, to CareFirst's knowledge, is an "existing Blue Cross and Blue Shield organization" as defined in Section 833(c)(2) of the Code, and has filed its federal income tax returns for all periods after the effective date of Section 833 of the Code consistent with its reasonable interpretation of the treatment described in Section 833 of the Code.

        (b)  All federal income tax returns required to be filed by any CareFirst Company have been properly and timely filed with the IRS, and all state and local income and premium tax returns required to be filed by any CareFirst Company have been properly and timely filed with the appropriate state or local taxing authorities, or an appropriate application for extension of time to file such returns has been filed. Except as set forth in the CareFirst Disclosure Schedule, such tax returns were true, correct and complete in all material respects at the time filed, and each CareFirst Company has paid and discharged all Taxes shown to be due on such returns, other than such Taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for on the most recent financial statements. Each CareFirst Company has adequately reserved, in accordance with SAP or GAAP, as applicable, on the financial statements referred to in Section 4.5, for the payment of all unpaid Taxes, including interest and penalties, payable in respect of any taxable event or period (including interim periods) ending on the dates of such financial statements and for all periods prior thereto.

        (c)  No claim or deficiency for any Taxes has been proposed, asserted, assessed or, to the knowledge of CareFirst, threatened by the IRS or any other taxing authority or agency against any CareFirst Company. No requests for waivers of the time to assess any Taxes are pending. Except as set forth in the CareFirst Disclosure Schedule, none of the federal income tax returns for any CareFirst Company has been examined by or settled with the IRS for any year, and none of the tax returns for any CareFirst Company remains open or pending.

        (d)  None of the CareFirst Companies is a party to, is bound by or has any obligation under any tax sharing agreement or similar contract arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, Taxable income or Taxable losses of any other person.

        Section 4.8.    Absence of Certain Changes or Events.

        Except as set forth on CareFirst's Disclosure Schedule, since December 31, 2000 and through the date of this Agreement, (a) each of the CareFirst Companies has, in all material respects, conducted its business in the ordinary course consistent with past practices, (b) since, September 30, 2001, neither CareFirst nor any CareFirst Subsidiary has taken any action set forth in Section 6.1(a) which if taken after the date hereof would violate such Section and (c) the CareFirst Companies have not experienced an event that has had, or would reasonably be expected to have, a CareFirst Material Adverse Effect.

        Section 4.9.    Litigation; Judicial Proceedings.

        (a)  As of the date of this Agreement, there are no judicial or administrative actions, proceedings or investigations pending or, to the knowledge of CareFirst, threatened, that (i) question the validity of this Agreement or any action taken or to be taken by CareFirst in connection with this Agreement, or (ii) seek to prevent the consummation by CareFirst of any of the transactions contemplated by this Agreement.

        (b)  Except as set forth in the CareFirst Disclosure Schedule or as otherwise disclosed in writing by CareFirst to Purchaser on or before the date of this Agreement, there is no litigation, proceeding, suit, action, charge or investigation pending or, to the knowledge of CareFirst, threatened, or any order, judgment, injunction, decree, plea agreement, stipulation or award of any kind outstanding, against or relating to any CareFirst Company, or involving any of its property or business, the outcome of which in the aggregate may reasonably be expected to result in a CareFirst Material Adverse Effect.

        Section 4.10.    Compliance with Law.

        (a)  Each CareFirst Company is conducting its business in compliance with all statutes, laws, rules, regulations, ordinances, decrees, judgments, injunctions and orders applicable to it (including those relating to ERISA, labor laws, Health Benefit Laws, environmental laws and health and safety matters), except where such failure to comply would not have a CareFirst Material Adverse Effect, and has not received any notice that it is in material noncompliance with any such statutes, laws, rules, regulations, ordinances, decrees or orders.

        (b)  Each CareFirst Company currently holds all permits, licenses and approvals of every Governmental Entity necessary for the ownership of its respective assets and the operation of its respective businesses (including those relating to ERISA, labor laws, Health Benefit Laws, environmental laws and health and safety matters) except where the failure to hold such permits, licenses or approvals would not result in a CareFirst Material Adverse Effect. The CareFirst Disclosure Schedule sets forth a complete list of all material permits, licenses and approvals of the CareFirst Companies.

        (c)  Each CareFirst Company is in compliance with all such permits, licenses and approvals, except where such failure to comply would not result in a CareFirst Material Adverse Effect.

        (d)  No CareFirst Company nor any officer, employee, agent, representative or other person acting on the express, implied or apparent authority thereof, has paid or received any bribe or other unlawful, questionable or unusual payment of money or other thing of value, granted or accepted any extraordinary discount, or furnished or been given any unlawful or unusual inducement to or from any person or Governmental Entity in connection with or in furtherance of the business of any CareFirst Company.

        (e)  All information provided by each CareFirst Company in connection with the preparation and filing of any regulatory notice or other regulatory filing was true, complete and accurate in all material respects when made.

        (f)    Each CareFirst Company is, to the extent applicable, in compliance in all material respects with all rules and regulations of the BCBSA.

        Section 4.11.    Certain Contracts and Commitments.

        (a)  All CareFirst Material Contracts are listed on the CareFirst Disclosure Schedule. CareFirst has delivered to Purchaser, or provided Purchaser with the opportunity to review, complete and accurate copies of all of the CareFirst Material Contracts to which it is a party and all amendments thereto. The CareFirst Disclosure Schedule contains an accurate and complete summary description of any CareFirst Material Contract that is not in writing.

        (b)  Except as set forth in the CareFirst Disclosure Schedule, no CareFirst Company is in default, nor does there exist any event that, with or without notice or lapse of time or both, would constitute a violation, breach or default by any CareFirst Company under any CareFirst Material Contract, and each CareFirst Material Contract is valid, binding and in full force and effect, and to the knowledge of CareFirst, there is no material violation, breach or default by any other party to any CareFirst Material Contract and no other party has notified a CareFirst Company of its intention to cease to perform any services required to be performed by such other party or withhold any payment required to be made by such other party to it thereunder, except to the extent that all such violations, breaches or defaults would not result in a CareFirst Material Adverse Effect.

        Section 4.12.    Employee Plans; ERISA; Labor Matters.

        (a)  The CareFirst Disclosure Schedule contains a list, which is accurate and complete, of all the Benefit Plans maintained by the CareFirst Companies (the "CareFirst Plans").

        (b)  Each CareFirst Company is not, and has never been obligated to make any contributions to any multi-employer plan, as defined in Section 3(37) of ERISA. The CareFirst Plans have been administered, in all material respects, in compliance with the applicable requirements of the Code, ERISA and any other applicable laws, rules and regulations. No CareFirst Company, nor, to the knowledge of CareFirst, any plan fiduciary of any CareFirst Plan has engaged in any transaction in violation of Section 406(a) or (b) of ERISA for which no exemption exists under Section 408 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists pursuant to Section 4975(c)(2) or (d) of the Code. Except as disclosed in the CareFirst Disclosure Schedule, with respect to each of the CareFirst Plans that is subject to Title IV of ERISA, as of the Closing, the fair market value of the assets of such CareFirst Plan will equal or exceed the present value of all benefit liabilities of such CareFirst Plan, if such CareFirst Plan were terminated as of the Closing. No CareFirst Company has in effect any stock option or stock purchase plan.

        (c)  Except for CareFirst's obligation to make contributions under the CareFirst Plans and except for its self-insured arrangements (each as disclosed in the CareFirst Disclosure Schedule), CareFirst is not subject to any direct obligation or liability under any of the CareFirst Plans. Each CareFirst Company has paid in full to its employees, agents and contractors all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them, except where the failure to make such payment would not have a CareFirst Material Adverse Effect. No CareFirst Company is liable for any severance pay or other payments on account of termination of former employees except as disclosed in the CareFirst Disclosure Schedule or as would not have a CareFirst Material Adverse Effect.

        (d)  Each CareFirst Company has complied in all material respects with the applicable provisions of ERISA, the published authorities thereunder and all applicable federal and state laws relating to the CareFirst Plans, including laws relating to the employment of labor (including the provisions thereof relating to wages, hours, collective bargaining and the payment of social security and taxes), and is not liable for any arrearages of wages, any Tax or any penalty for failure to comply with any of the foregoing, except where such failure to comply or liability would not have a CareFirst Material Adverse Effect.

        (e)  There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of CareFirst, threatened against or affecting a CareFirst Company or its business, except as would not have a CareFirst Material Adverse Effect. Except as would not have a CareFirst Material Adverse Effect: (a) no representation question exists with respect to the employees of a CareFirst Company;

and (b) no collective bargaining agreement with employees of any CareFirst Company is in effect or currently being negotiated.

        (f)    Except as disclosed in the CareFirst Disclosure Schedule, CareFirst has delivered or made available to Purchaser copies of all documents and summary plan descriptions, which are true and correct, with respect to the CareFirst Plans, or summary descriptions of any CareFirst Plans not otherwise in writing.

        (g)  To the knowledge of CareFirst, there are no negotiations, demands or proposals that are pending which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this Section 4.12.

        (h)  Except as disclosed in the CareFirst Disclosure Schedule:

            (i)  Each CareFirst Company has performed in all material respects all of its obligations under all of the CareFirst Plans.

          (ii)  There are no actions (other than routine claims for benefits or other actions that would not have a CareFirst Material Adverse Effect) pending or, to the knowledge of CareFirst, threatened against the CareFirst Plans or their assets, or arising out of the CareFirst Plans, and, to the knowledge of CareFirst, no facts exist which may reasonably be expected to give rise to any such actions.

          (iii)  Each of the CareFirst Plans can be terminated by a CareFirst Company within a period of thirty (30) days following the Closing, without payment of any additional compensation or amount or, with the exception of the termination of any CareFirst Plans to which Section 401(a) of the Code applies, the additional vesting or acceleration of any such benefits.

        (i)    Except as required by applicable law or as would not have a CareFirst Material Adverse Effect, since December 31, 2000, there has not been any adoption or amendment in any material respect by any CareFirst Company of any of the CareFirst Plans providing benefits to any current or former employee, officer or director of any CareFirst Company. Except as disclosed in the CareFirst Disclosure Schedule, since December 31, 2000, no CareFirst Company has taken any action to accelerate any rights or benefits under any CareFirst Plan, either generally or specifically, for the benefit of any trustee, director, officer or employee or class thereof, excluding non-material acceleration of rights or benefits or payment of non-material amounts by any CareFirst Company upon the dismissal of any of its non-officer employees in the ordinary course of business.

        (j)    Except as disclosed in the CareFirst Disclosure Schedule:

            (i)  A CareFirst Company has received a favorable determination letter (current through the Tax Reform Act of 1986) with respect to all CareFirst Plans to which Section 401(a) of the Code applies and, to the knowledge of CareFirst, there are no facts that exist nor amendments that have been made that are reasonably likely to change the qualified status of such CareFirst Plans.

          (ii)  None of the CareFirst Plans obligates any CareFirst Company to pay separation, severance, termination or other benefits solely as a result of the consummation of the transactions contemplated by this Agreement.

        Section 4.13.    Capital Stock.

        (a)  The CareFirst Common Stock to be issued to the Tax-Exempt Entities in connection with the Conversion, when issued in accordance with this Agreement and Appendix A hereto, will be duly and validly issued, fully-paid and nonassessable and will be issued in accordance with applicable federal and state laws. Upon issuance, the shares of CareFirst Common Stock to be issued to the Tax-Exempt Entities in connection with the Conversion will be the only equity securities of CareFirst issued and outstanding.

        (b)  Other than as contemplated by this Agreement, there are not outstanding nor is CareFirst bound by, any subscriptions, options, preemptive rights, warrants, calls, commitments, or agreements or rights of any character requiring it to issue or entitling any other person or entity to acquire any shares of CareFirst Common Stock or any other equity security of CareFirst, including any right of conversion or other instrument, and CareFirst is not and, following the Conversion, will not be, obligated to issue or transfer any shares of its capital stock for any purpose. There are, and following the Conversion there will be, no outstanding obligations of CareFirst to purchase, redeem or otherwise acquire any outstanding shares of its capital stock.

        Section 4.14.    Brokers and Finders.

        Except for Credit Suisse First Boston, whose fee shall be the sole responsibility of CareFirst, neither CareFirst nor any of its officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finders' fees or other fees in connection with the transactions contemplated by this Agreement.

        Section 4.15.    Environmental Matters.

        (a)  The CareFirst Disclosure Schedule contains a list of all environmental assessment reports prepared by or on behalf of CareFirst or its predecessors (the "CareFirst Environmental Reports") with respect to CareFirst Owned Property and real property leased by any CareFirst Company (collectively, the "CareFirst Properties"). CareFirst has delivered to Purchaser, or provided Purchaser with the opportunity to review, copies of all the CareFirst Environmental Reports, which are accurate and complete in all material respects.

        (b)  No CareFirst Company has stored or used any Materials of Environmental Concern at any CareFirst Property, except in such quantities and under such conditions as would normally be associated with the operation and maintenance of an office facility and, at all times, in material compliance with the Environmental Laws except for such noncompliance as would not reasonably be expected to have a CareFirst Material Adverse Effect.

        (c)  No CareFirst Company has received (i) any request for information under Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar authority, (ii) any written notice, complaint, warning letter or notice of violation of any Environmental Law or environmental permit or (iii) any notice that it is responsible (or potentially responsible) for the assessment or remediation of any release of any Material of Environmental Concern at, on or beneath any CareFirst Property or with respect to any other property except as would not reasonably be expected to have a CareFirst Material Adverse Effect.

        (d)  No CareFirst Company is the subject of any actual or, to CareFirst's knowledge, threatened federal, state, local or private litigation involving a claim of liability or a demand for damages arising out of any alleged violation of any Environmental Law or from the alleged, actual or threatened release of any Material of Environmental Concern at or beneath any CareFirst Property or otherwise relating to the environmental condition of any other property which, in the aggregate, could reasonably be expected to result in a CareFirst Material Adverse Effect.

        (e)  Except for those matters set forth in the CareFirst Environmental Reports or the CareFirst Disclosure Schedule, no CareFirst Company has knowledge of any release or threatened release of a Material of Environmental Concern, the presence of any current or former dry-cleaning facility, the presence of any current or former storage tanks, the presence of any asbestos containing material or the presence of any other condition or circumstance at any CareFirst Property which could reasonably be expected to subject the owner or operator of any CareFirst Property to liability or claims under the Environmental Laws which, in the aggregate, could reasonably be expected to result in a CareFirst Material Adverse Effect.

        (f)    Except as set forth in the CareFirst Environmental Reports, to CareFirst's knowledge, there are no environmental conditions present at any CareFirst Property which pose an imminent or substantial endangerment to human health or the environment.

        (g)  Except for those matters set forth in the CareFirst Environmental Reports, neither any CareFirst Company nor any CareFirst Property is currently in violation of any applicable Environmental Law which could subject the owner or operator of any CareFirst Property to any fine or require any remedial action of any CareFirst Property, which, in the aggregate, could reasonably be expected to result in a CareFirst Material Adverse Effect.

        (h)  Each CareFirst Company has timely filed all reports required by any Environmental Law and has generated and maintained all data, documentation and records required under any Environmental Law, except where the failure to file such reports or generate and maintain such data, documentation and records could not reasonably be expected to result in a CareFirst Material Adverse Effect.

        (i)    No CareFirst Company has knowledge of any existing or imminent restriction on the ownership, occupancy, use or transferability of any CareFirst Property arising out of any known environmental condition or violation of any Environmental Law that, in the aggregate, could reasonably be expected to result in a CareFirst Material Adverse Effect.

        Section 4.16.    Non-competition Agreements.

        Except as disclosed in the CareFirst Disclosure Schedule, no CareFirst Company is bound by any non-competition agreements or similar restrictions on its ability to sell any products or services, engage in any line of business, or conduct their respective businesses, including any such agreements or restrictions that would restrict operations in any particular geographical area.

        Section 4.17.    Resale Registration Statement; Purchaser's Proxy Statement.

        The information supplied or to be supplied by CareFirst in writing for inclusion in the Resale Registration Statement or the Registration Statement, as the case may be, and in the Purchaser's Proxy Statement does not and will not contain any untrue statement of material fact and does not omit or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

        Section 4.18.    Insurance Policies.

        All of the CareFirst Companies' material insurance policies (including reinsurance) that insure the properties, business or liability of the CareFirst Companies or the liability of their directors, officers or agents are listed in the CareFirst Disclosure Schedule. Except to the extent that there would be no CareFirst Material Adverse Effect, all of the CareFirst Companies' insurance (including reinsurance), surety bonds and umbrella policies insuring the CareFirst Companies and their directors, officers, agents, properties and business are valid and in full force and effect and without any premium past due, and there are no claims, singly or in the aggregate, under such policies which are in excess of the limitations of coverage set forth in such policies. Except as where any of the following would not have a CareFirst Material Adverse Effect, no CareFirst Company has received notice of default under, or intended cancellation or non-renewal of, any material policies of insurance (including reinsurance) which insure the properties, business or liability of the CareFirst Companies.

        Section 4.19.    Intellectual Property.

        The CareFirst Disclosure Schedule contains all material applications or registrations for patents, trademarks and copyrights owned by any CareFirst Company and all material licenses or other agreements concerning Intellectual Property to which any CareFirst Company is a party.

        Except as set forth in the CareFirst Disclosure Schedule or as would not reasonably be expected to have a CareFirst Material Adverse Effect, (i) each CareFirst Company owns or has the right to use all Intellectual Property necessary to conduct its business as currently conducted, free and clear of all claims, liens or other encumbrances or restrictions of any kind; (ii) the CareFirst Companies' Intellectual Property does not infringe any Intellectual Property of any third party; (iii) there are no pending or, to the knowledge of CareFirst, threatened actions or litigation against any CareFirst Company challenging its ownership or use of any Intellectual Property; and (iv) the CareFirst Companies take reasonable actions to maintain and preserve their respective Intellectual Property.

        Section 4.20.    Real and Personal Property.

        (a)  The CareFirst Disclosure Schedule sets forth a list and description which is true, complete and correct of all real property owned by CareFirst or any of the CareFirst Subsidiaries (the "CareFirst Real Property"). CareFirst or one of the CareFirst Subsidiaries is the owner of the title to the CareFirst Real Property and to all of the buildings, structures, and other improvements located thereon free and clear of any mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation except for matters on the CareFirst Disclosure Schedule or any CareFirst Permitted Liens.

        (b)  The CareFirst Disclosure Schedule sets forth a list and description which is true, complete and correct of all leases, subleases, licenses or other agreements under which CareFirst or any of the CareFirst Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (the "CareFirst Real Property Leases"). Except for matters listed on the CareFirst Disclosure Schedule, CareFirst or one of the CareFirst Subsidiaries holds the leasehold estate under an interest in each CareFirst Real Property Lease free and clear of all liens, encumbrances and other rights or occupancy, except for matters on the CareFirst Disclosure Schedule or any CareFirst Permitted Liens. Except as set forth on the CareFirst Disclosure Schedule, there is not under any such CareFirst Real Property Lease any existing default, or any condition, event, or act which with notice or lapse of time, or both, would constitute such a default, which in either case, in the aggregate with all such other CareFirst's Real Property Leases under which there is such a default, condition, event or act, would have a CareFirst Material Adverse Effect.

        Section 4.21.    Affiliate Transactions.

        Except as disclosed on the CareFirst Disclosure Schedule, neither CareFirst nor any CareFirst Subsidiary is a party to any oral or written agreement, or, since December 31, 2000, has engaged in any transaction, with any of its directors or officers or any of their respective Affiliates (other than the CareFirst Companies) (any such agreement or transaction, an "Affiliate Transaction"), other than payments of salary, bonus or other compensation as an employee or director of a CareFirst Company, where such agreement or transaction involved value in excess of $250,000.

ARTICLE V

Representations And Warranties Of Purchaser And CFAC

        For the purposes of all the representations and warranties made in this Article V, CFAC shall be considered a "Purchaser Subsidiary." Purchaser and CFAC hereby jointly and severally represent and warrant to CareFirst as follows:

        Section 5.1.    Organization, Qualification and Authorization.

        (a)  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; each Purchaser Subsidiary is listed in the Purchaser SEC Filings or on the Purchaser Disclosure Schedule. Each Purchaser Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, which jurisdictions are listed on the Purchaser Disclosure Schedule.

        (b)  Each Purchaser Company has all requisite power and authority, corporate and other, to carry on and conduct its business as it is now being conducted and to own or lease its property and assets, except where the failure to satisfy the representations of this Section 5.1(b) would not result in a Purchaser Material Adverse Effect. Purchaser has delivered or made available to CareFirst accurate and complete copies of the certificates of incorporation and bylaws, or equivalent governing instruments, as currently in effect, of each of the Purchaser Companies as of the date hereof.

        (c)  Each Purchaser Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or operation of its assets or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing would not result in a Purchaser Material Adverse Effect. All such jurisdictions are listed on the Purchaser Disclosure Schedule.

        (d)  The Purchaser Disclosure Schedule sets forth every entity as of the date hereof which is a Purchaser Subsidiary and the equity interests of such entities that are owned by Purchaser. Purchaser owns all the issued and outstanding shares of CFAC.

        Section 5.2.    Authority.

        Purchaser and CFAC, respectively, have all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, subject to the receipt of regulatory approvals set forth in Section 5.4. The execution and delivery of this Agreement by Purchaser and CFAC, the performance of their obligations hereunder and the consummation by them of the transactions contemplated hereby, including, as to Purchaser, the issuance of the Purchaser Common Stock to be issued in the Merger if the Mixed Consideration provisions of Section 3.1(a) apply, have been duly and validly authorized by Purchaser's and CFAC's respective Boards of Directors, and except for the approval of Purchaser's stockholders, no other corporate act or corporate proceeding on the part of Purchaser or CFAC is necessary to approve the execution and delivery of this Agreement, the performance by Purchaser and CFAC of their obligations hereunder or the consummation of the transactions contemplated hereby.

        Section 5.3.    Execution and Binding Effect.

        This Agreement has been duly and validly executed and delivered by Purchaser and CFAC, and constitutes, and the other documents and instruments to be executed and delivered by Purchaser or CFAC pursuant hereto upon their execution and delivery by Purchaser or CFAC on or prior to the Closing Date will constitute (assuming, in each case, the due and valid authorization, execution and delivery thereof by the other party or parties thereto), legal, valid and binding obligations of Purchaser or CFAC, enforceable against Purchaser or CFAC in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, rehabilitation, reorganization, moratorium, or similar laws affecting enforcement of creditors' rights generally and (b) general equitable principles.

        Section 5.4.    No Violation; Consents and Approvals.

        (a)  Except as set forth on the Purchaser Disclosure Schedule and subject to the governmental filings (and other matters) referred to in Section 5.4(b), the execution, delivery and performance of this Agreement by each of Purchaser and CFAC, compliance with the provisions of this Agreement, and the consummation by each of Purchaser and CFAC of the transactions contemplated hereby will not (i) conflict with or violate any provisions of the certificates of incorporation or other comparable documents or bylaws of Purchaser or CFAC; (ii) conflict with, violate or result in any breach of, or constitute a default whether with or without notice or lapse of time or both, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of, or render unenforceable, any note, bond, mortgage, indenture, license (including any license granted by the BCBSA), franchise, permit, agreement, lease or other instrument or obligation to which any Purchaser Company is a party or by which any Purchaser Company, its business or any of its assets is bound; (iii) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any Governmental Entity applicable to any Purchaser Company, or by which its business or any of its assets is bound; (iv) require any filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any Governmental Entity; or (v) result in the creation of any lien, charge or encumbrance upon any Purchaser Company's assets; excluding from the foregoing clauses (other than clause (i)) such conflicts, violations, breaches and defaults and filings, declarations, registrations, permits, consents, approvals and notices, other than approvals of the BCBSA, the absence of which, in the aggregate, would not result in a Purchaser Material Adverse Effect.

        (b)  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by any Purchaser Company for the execution and delivery of this Agreement by Purchaser and CFAC or the consummation by Purchaser and CFAC of the transactions contemplated by this Agreement, except for (i) the filing with the FTC and the DOJ of a notification and report form by Purchaser under the HSR Act; (ii) the approval of the NYSE of the listing, upon notice of issuance, of the Purchaser Common Stock to be issued in the Merger if the Mixed Consideration provisions of Section 3.1(a) apply; (iii) the preparation and filing of, and approval of, Applications on Form A, with the appropriate state regulatory bodies; and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, in the aggregate, result in a Purchaser Material Adverse Effect.

        Section 5.5.    Resale Registration Statement; Purchaser's Proxy Statement.

        Except for information supplied or to be supplied by CareFirst in writing for inclusion therein, as to which no representation is made, neither the Resale Registration Statement nor Purchaser's Proxy Statement contains or will contain (in the case of the Resale Registration Statement, as amended or supplemented, at the time such registration statement becomes effective, and in the case of Purchaser's Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of Purchaser's Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of Purchaser to which Purchaser's Proxy Statement relates) any untrue statement of material fact nor omit or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for information supplied or to be supplied by CareFirst in writing for inclusion therein, as to which no representation is made, the Resale Registration Statement and any supplements or amendments thereto will comply in all material respects with the Securities Act.

        Section 5.6.    Litigation; Judicial Proceedings.

        As of the date of this Agreement, there are no judicial or administrative actions, proceedings or investigations pending or, to the knowledge of Purchaser, threatened, that (i) question the validity of this Agreement or any action taken or to be taken by Purchaser or CFAC in connection with this Agreement, or (ii) seek to prevent the consummation by Purchaser or CFAC of any of the transactions contemplated by this Agreement.

        Section 5.7.    Brokers and Finders.

        Except for Banc of America Securities LLC or any other company, whose fee shall be the sole responsibility of Purchaser, neither Purchaser nor any of its officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

        Section 5.8.    Financing.

        Purchaser has, and will have at Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the cash portion of the Purchase Price (other than any portion of the Purchase Price to be financed as contemplated in Section 6.15) and consummate the transactions contemplated hereby.

        Section 5.9.    SEC Filings; Financial Statements.

        (a)  Purchaser has delivered or made available to CareFirst true and correct copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended December 31, 2000, 1999 and 1998, as filed with the SEC, (ii) its proxy statements relating to all of Purchaser's meetings of stockholders (whether annual or special) since January 1, 2000, as filed with the SEC, and (iii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Purchaser with the SEC since January 1, 2000 (the reports and statements set forth in clauses (i), (ii) and (iii) are referred to collectively as the "Purchaser SEC Filings"). As of their filing dates, none of the Purchaser SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Purchaser SEC Filings at the time of filing complied in all material respects with the Exchange Act or the Securities Act, as the case may be, and the rules and regulations thereunder.

        (b)  Purchaser has delivered or made available to CareFirst copies of (i) audited consolidated financial statements of Purchaser at and for the years ended December 31, 2000, 1999 and 1998, and (ii) unaudited consolidated financial statements of Purchaser at and for the nine-month period ended September 30, 2001.

        (c)  The financial statements referred to in clause (b) above (the "Purchaser Financial Statements") are true and complete in all material respects, have been prepared in accordance with GAAP, consistently applied throughout the periods covered by such statements (except as may be stated in the explanatory notes to such statements) and present fairly, in all material respects, the financial position and consolidated results of operations of the Purchaser Companies at the dates of and for the periods covered thereby. The Purchaser Financial Statements for interim periods are subject to normal recurring year-end adjustments.

        Section 5.10.    Absence of Certain Changes or Events.

        Except as set forth on the Purchaser's Disclosure Schedule or in the Purchaser SEC Filings, since December 31, 2000 and through the date of this Agreement, the Purchaser Companies have not experienced an event that has had, or would reasonably be expected to have, a Purchaser Material Adverse Effect.

        Section 5.11.    Information for Regulatory Filings.

        All information provided by each Purchaser Company in connection with the preparation and filing of any regulatory notice or other regulatory filing was true, complete and accurate in all material respects when made.

        Section 5.12.    Employee Plans.

        The Purchaser Disclosure Schedule contains a list, which is accurate and complete in all material respects, of all the Benefit Plans maintained by the Purchaser Companies (the "Purchaser Plans"), in which employees of the Purchaser Companies generally are entitled to participate as of the date of this Agreement.

        Section 5.13.    Additional Representations and Warranties.

        (a)  Capitalization; Valid Issuance.

            (i)  As of the date hereof, the authorized capital stock of Purchaser consists of 300,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock. As of December 31, 2002, 149,753,655 shares of Common Stock (excluding treasury shares) and no shares of Preferred Stock were issued and outstanding. All of such issued and outstanding shares of capital stock of Purchaser are validly issued, fully paid and nonassessable. As of December 31, 2002, there were 2,283,195 shares of capital stock held in the treasury of Purchaser.

          (ii)  The authorized capital stock of CFAC consists of 1,000 shares of $.01 par value common stock. One thousand shares of $.01 par value common stock are issued and outstanding, and all of such shares are owned by Purchaser. All of such issued and outstanding shares of capital stock of CFAC are validly issued, fully paid and nonassessable. All issuances, transfers or purchases of the capital stock of CFAC have been in compliance with all applicable agreements and all applicable laws, including federal and state securities laws, and all taxes thereon have been paid.

          (iii)  Except as set forth on the Purchaser's Disclosure Schedule or in the Purchaser SEC Filings, as of the date hereof (i) there are not outstanding nor is Purchaser or CFAC bound by, any subscriptions, options, preemptive rights, warrants, calls, commitments, or agreements or rights of any character requiring Purchaser or CFAC to issue or entitling any person or entity to acquire any additional shares of capital stock or any other equity security of Purchaser or CFAC, including any right of conversion or exchange under any outstanding security or other instrument, and neither Purchaser nor CFAC is obligated to issue or transfer any shares of its capital stock for any purpose and (ii) there are no outstanding obligations of Purchaser or CFAC to purchase, redeem or otherwise acquire any outstanding shares of capital stock of Purchaser or CFAC.

          (iv)  The Purchaser Common Stock to be issued in the Merger, when issued in accordance with this Agreement and the Articles of Merger, will be duly and validly issued, fully paid and nonassessable, and will be issued in compliance with all applicable federal and state securities laws.

        (b)  Litigation or Proceedings Having a Purchaser Material Adverse Effect.

        Except as disclosed in the Purchaser SEC Filings or in the Purchaser's Disclosure Schedules, as of the date of this Agreement, there is no litigation, proceeding, suit, action, charge or investigation pending or, to the knowledge of Purchaser, threatened, or any order, judgment, injunction, decree, plea agreement, stipulation or award of any kind outstanding, against or relating to any Purchaser Company, or involving any of its property or business, the outcome of which in the aggregate may reasonably be expected to result in a Purchaser Material Adverse Effect.

        (c)  Compliance with Law.

            (i)  Each Purchaser Company is conducting its business in compliance with all statutes, laws, rules, regulations, ordinances, decrees, judgments, injunctions and orders applicable to it (including those relating to ERISA, labor laws, Health Benefit Laws, environmental laws, tax laws and health and safety matters), except where such failure to comply would not have a Purchaser Material Adverse Effect, and has not received any notice that it is in noncompliance with any such statutes, laws, rules, regulations, ordinances, decrees or orders, except where such noncompliance would not have a Purchaser Material Adverse Effect.

          (ii)  Each Purchaser Company currently holds all permits, licenses and approvals of every Governmental Entity necessary for the ownership of its respective assets and the operation of its respective businesses (including those relating to ERISA, labor laws, Health Benefit Laws, environmental laws, tax laws and health and safety matters) except where the failure to hold such permits, licenses or approvals, in the aggregate, would not result in a Purchaser Material Adverse Effect.

          (iii)  Each Purchaser Company is in compliance with all such permits, licenses and approvals, except where such failure to comply would not result in a Purchaser Material Adverse Effect.

ARTICLE VI

Covenants Of The Parties

        The parties covenant as provided in this Article VI, except as expressly set forth in the Schedules or as contemplated herein:

        Section 6.1.    Pre-Closing Operations.

          (a)    CareFirst.    CareFirst hereby covenants and agrees that, pending the Closing, (for purposes of the following, "CareFirst" shall be deemed to include the CareFirst Subsidiaries):

              (i)  except as approved by the Transition Team or otherwise consented to by Purchaser, CareFirst will operate and conduct its business only in the ordinary course in accordance with prior practices, shall maintain its assets in their present state of repair (ordinary wear and tear excepted), and shall use its Best Efforts to keep available the services of its employees and preserve the goodwill of its business and relationships with the customers, licensors, suppliers, distributors and brokers with whom it has business relations;

            (ii)  except as approved by the Transition Team or otherwise consented to by Purchaser, CareFirst shall not:

              (A)  sell, transfer or otherwise dispose of any assets, except for sales, transfers or disposals which would not have a CareFirst Material Adverse Effect;

              (B)  enter into any new material contract or commitment relating to its business, with "material contract or commitment" being defined for the purpose of this subsection as customer contracts with a multi-year fee or rate guarantee involving an annual premium or administrative services fee in excess of $2,500,000 and contracts or commitments which involve CareFirst incurring a liability or obligation (X) in excess of $5 million individually, or (Y) in excess of $1 million individually in the event CareFirst enters into new contracts or commitments which involve CareFirst incurring liabilities or obligations not otherwise approved pursuant to this Section 6.1 in excess of $20 million in the aggregate in any calendar year;

              (C)  mortgage, pledge or subject to liens or other encumbrances or charges any assets, except by incurring CareFirst Permitted Liens;

              (D)  purchase or commit to purchase any capital asset outside of the relevant CareFirst Company capital plan for a price exceeding $5 million individually or $25 million in the aggregate per calendar year;

              (E)  terminate or amend in any material respect any CareFirst Material Contract or any insurance policy, in force on the date of the Original Agreement;

              (F)  amend its charter or bylaws (provided, however, the foregoing will in no way limit the actions which are required to be taken by CareFirst pursuant to Section 6.8);

              (G)  acquire (whether by merger, consolidation, share exchange, acquisition of stock, or acquisition of assets) any corporation, partnership, joint venture, or other business (or any part thereof), except where the consideration paid by CareFirst in connection with such acquisition (including any debt assumed as a result thereof) is less than $5 million individually or $25 million in the aggregate in any calendar year;

              (H)  split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for payments or distributions by a wholly-owned subsidiary of CareFirst to CareFirst or to another wholly-owned subsidiary of CareFirst;

              (I)  except for the issuance of CareFirst Common Stock to the Tax-Exempt Entities in connection with the Conversion, issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of or otherwise cause to become outstanding any shares of or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock;

              (J)  incur or become contingently liable with respect to any indebtedness for borrowed money or purchase money indebtedness, other than borrowings under CareFirst's revolving credit facility not to exceed an aggregate principal amount of $30 million;

              (K)  modify its current investment policies or practices in any material respect except to accommodate changes in applicable law;

              (L)  materially change its methods of accounting in effect at December 31, 2000, except as required by changes in GAAP or SAP;

              (M) enter into any Affiliate Transaction in excess of $250,000;

              (N)  (1) change the compensation of its employees, except in the ordinary course of business consistent with past practices, or change in any material respect the methodology for calculating incentive payments to its employees; (2) enter into or modify any severance agreement, plan or arrangement with any employee, or increase any severance benefit under any such agreement, plan or arrangement, except with regard to non-executive employees in the ordinary course of business consistent with past practices prior to January 1, 2001; or (3) adopt or materially change any Benefit Plan, excluding any amendments to any Benefit Plans required by law;

              (O)  materially expand or alter its geographical service area or sell or provide products or services materially different from those currently sold or provided by the CareFirst Companies;

              (P)  settle or compromise any pending or threatened suit, litigation or similar proceeding that would result in a liability to CareFirst in excess of $2 million or that would result in material ongoing restrictions on the conduct of business of CareFirst;

              (Q)  make any material change to its underwriting practices and policies (other than changes required by applicable law); or

              (R)  enter into, or agree to enter into, any agreement to do any of the foregoing; and

            (iii)  CareFirst shall obtain Purchaser's prior written consent to its annual capital plan prior to adoption by CareFirst's Board of Directors if capital expenditures under such plan are to exceed $60 million in the aggregate.

          (b)    Purchaser or Transition Team Consent.    In the event CareFirst seeks the approval or consent of Purchaser or the Transition Team for any action under Section 6.1(a), the proposed action shall be deemed approved or consented to by Purchaser or the Transition Team if no objection by Purchaser or its representatives on the Transition Team has been provided within ten (10) business days after the date of CareFirst's request for approval or consent (provided that such request also includes information reasonably requested by Purchaser to evaluate such request).

          (c)    Purchaser.    Purchaser hereby covenants and agrees that (for purposes of the following, "Purchaser" shall be deemed to include CFAC and the Purchaser Subsidiaries) Purchaser shall not:

              (i)  amend its charter or bylaws in any manner that would adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement;

            (ii)  acquire (whether by merger, consolidation, share exchange, acquisition of stock, or acquisition of assets) any corporation, partnership, joint venture, or other business (or any part thereof), except where such acquisition will not materially adversely affect or delay Purchaser's or CareFirst's ability to consummate the transactions contemplated by this Agreement;

            (iii)  if the Mixed Consideration provisions of Section 3.1(a) apply, from the beginning of the time period for the calculation of the Average Market Price through the Closing Date, declare, set aside, make or pay any dividend or other distribution (other than a share repurchase in accordance with Purchaser's share repurchase program), payable in cash, stock, property or otherwise, with respect to any of its capital stock;

            (iv)  adopt a plan of complete or partial liquidation or dissolution of Purchaser;

            (v)  take any action that may reasonably be expected to cause a Purchaser Material Adverse Effect; or

            (vi)  enter into, or agree to enter into, any agreement to do any of the foregoing.

        Section 6.2.    New Information; Access.

        (a)  Each of CareFirst and Purchaser shall be obligated to promptly disclose in writing to the other any new information which would result in a breach of their respective representations and warranties in Articles IV and V of this Agreement. Further, subject to confidentiality obligations, Purchaser shall use its Best Efforts (i) to disclose promptly to CareFirst any material development with respect to Purchaser's business, results of operations or financial condition, and (ii) to provide promptly to CareFirst and its advisors such information regarding its business, results of operations or financial condition as may be reasonably requested by CareFirst.

        (b)  The Parties shall form a transition team (the "Transition Team") consisting of an equal number of representatives of CareFirst and Purchaser. The Transition Team shall be responsible for facilitating a transition and integration planning process to facilitate the combination of the operations of CareFirst with those of Purchaser. The Transition Team shall be responsible for developing, and monitoring the development of, and deliverables due under, an action plan for the combination of the businesses. The Transition Team, or designated representatives thereof, shall meet monthly to review the financial performance of the CareFirst Companies and at such meetings CareFirst shall advise the Transition Team of the status of its sales, enrollment, revenues, investment income, quarterly claim trends, medical loss ratio, administrative expenses, net income, reserves and statutory capital (as indicated on the quarterly balance sheet). The Transition Team shall be informed at each quarterly meeting of the applicable trends and retention experience arising from CareFirst's business planning and underwriting process.

        (c)  From and after the date hereof and subject to the terms of that certain Confidentiality Agreement by and between the parties hereto, dated December 8, 2000, CareFirst shall (and shall cause its subsidiaries to) provide Purchaser reasonable access during regular business hours to its books, records, offices, personnel, counsel, accountants and actuaries as may be reasonably requested; provided, however, that (a) CareFirst shall not be compelled to provide any customer-specific information pursuant to this Section and (b) no investigation made pursuant to this Section shall unreasonably interfere with the operation or conduct of business of CareFirst.

        Section 6.3.    Transfer Taxes.

        All sales or transfer taxes, including stock transfer taxes, document recording fees, real property transfer taxes, and excise taxes, arising out of or in connection with the consummation of the Merger shall be paid by Purchaser. All such taxes or fees arising out of or in connection with the Conversion shall be paid by CareFirst.

        Section 6.4.    Preparation of Supporting Documents.

        In addition to such actions as the parties may otherwise be required to take under this Agreement or applicable law in order to consummate this Agreement and the transactions contemplated hereby, the parties shall take such action, shall furnish such information, and shall prepare, or cooperate in preparing, and execute and deliver such certificates, agreements and other instruments as the other party may reasonably request from time to time before, at or after the Closing, with respect to compliance with the obligations of CareFirst, CFAC, or Purchaser in connection with the Merger and the Conversion. Any information so furnished by the parties shall be true, correct and complete in all material respects and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        Section 6.5.    Purchaser's Stockholders' Meetings.

        If a meeting of Purchaser's stockholders is required to comply with Purchaser's obligations under the rules of the NYSE, after the filing of the Plan of Conversion with the appropriate state regulatory bodies and prior to any final hearing thereon, Purchaser will take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (including filing with the SEC and mailing to its stockholders the Purchaser Proxy Statement) for the purpose of approving the stock issuance contemplated by this Agreement and the Merger and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby and thereby. Subject to applicable law and compliance by Purchaser and CFAC with the material terms and conditions of this Agreement, the Board of Directors of Purchaser shall, if such vote is so required, recommend that its stockholders vote in favor of and shall use its Best Efforts to obtain any necessary approval by the stockholders of Purchaser of the foregoing.

        Section 6.6.    SEC and Stockholder Filings.

        Purchaser shall send to CareFirst copies of all public reports and materials as and when it sends the same to its stockholders or the SEC.

        Section 6.7.    Consents, Waivers, Authorizations, etc.

        (a)  Each of CareFirst and Purchaser will use its Best Efforts to obtain all consents, waivers, authorizations, orders and approvals of and make all filings and registrations with, any governmental commission, board or other regulatory body or any third party, required for, or in connection with, the performance by them of this Agreement and the consummation by them of the transactions contemplated hereby, or as may be required in order not to accelerate, violate, breach or terminate any agreement to which either party or any of their respective Subsidiaries may be subject. Each party will cooperate fully with each other party in assisting it to obtain such consents, authorizations, orders and approvals. The parties will not take any action which could reasonably be anticipated to have the effect of delaying, impairing or impeding the receipt of any required approvals, regulatory or otherwise.

        (b)  Without limiting the generality of the foregoing, the parties agree that Purchaser shall make such filings as are required in connection with this Agreement and the transactions contemplated hereby on its behalf, including the "Form A" regulatory filings to be made with the appropriate state regulatory bodies and shall coordinate the conduct of the hearing or hearings before the appropriate regulator in each such jurisdiction in connection with such filings. The hearings referred to in the preceding sentence are referred to individually as "Hearing" and collectively as the "Hearings." CareFirst and Purchaser will reasonably cooperate with regard to the content of the filings referred to in the first sentence of this Section 6.7(b). CareFirst and Purchaser, as the case may be, shall submit all such filings and hearing testimony, witness lists and other similar materials relating to the hearing to the other for its review prior to filing. Purchaser agrees to appeal any adverse findings in connection with any orders issued as a result of the Hearings and to use its Best Efforts in pursuing such appeal (assuming that Purchaser, and not CareFirst, is the appropriate party to file such appeal). CareFirst and Purchaser will reasonably cooperate with regard to such appeal.

        Section 6.8.    Conversion of Primary CareFirst Companies.

        The Primary CareFirst Companies shall continue to take all appropriate and necessary steps so that, immediately prior to the Merger, the Primary CareFirst Companies shall convert from non-stock membership corporations to stock corporations and from not-for-profit status to for-profit status (collectively, the "Conversion"). In connection with the Conversion, CareFirst shall apply for the Private Letter Ruling. Prior to the submission of such ruling request, CareFirst will consult with Purchaser regarding the pertinent factual representations to be made in connection with such ruling request and subsequent supplemental submissions and shall provide Purchaser with a draft of the ruling request for Purchaser's review and comment, and all reasonable comments shall be incorporated into such ruling request.

        Section 6.9.    Liability; Indemnification.

        From and until six years after the Effective Time:

          (a)  CareFirst shall, and Purchaser shall cause CareFirst and the CareFirst Subsidiaries to, keep in full force and effect and honor any provisions in their respective charters and bylaws providing for immunity from monetary liability for, exculpation of liability for, and indemnification of, present or former trustees, directors, officers, fiduciaries, employees or agents as in effect immediately prior to the Closing, which provisions will not be amended, repealed or otherwise modified except as required by applicable law, or except for changes permitted by law that would enlarge the rights under such provisions, or would not adversely affect the rights thereunder, of individuals who, on or prior to the Closing Date, were trustees, directors, officers, fiduciaries, employees or agents of CareFirst or the CareFirst Subsidiaries, as the case may be (and provided further that any permissive advance of expense provision shall be administered as a mandatory advance of expense provision).

          (b)  In addition to the provisions of subparagraph (a), CareFirst shall, and Purchaser shall cause CareFirst and the CareFirst Subsidiaries to, maintain in effect, liability insurance against claims asserted based on acts or omissions occurring at or prior to the Closing covering those categories of persons who are currently covered by CareFirst's or the CareFirst Subsidiaries' (as the case may be) liability insurance policy or policies, on terms substantially as favorable as the terms of such insurance coverage in effect as of the date of the Original Agreement, so long as, the premium for such six year tail coverage is not in excess of 1,200% of the last annual premium paid prior to the date of the Original Agreement. If the premium for such insurance would at any time exceed such amount, then Purchaser shall cause to be maintained policies of insurance that provide the maximum coverage available for a premium not in excess of such amount.

          (c)  In the event Purchaser, CareFirst or any CareFirst Company or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of their respective properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Purchaser, CareFirst and any CareFirst Company, as the case may be, will assume the obligations set forth in Sections 6.9(a) and (b) if they are not otherwise assumed by operation of law.

          (d)  This Section 6.9: (i) will survive the Closing; (ii) is intended to benefit each CareFirst Company, and the individuals who at or before the Closing were trustees, directors, officers, fiduciaries, employees and agents of any CareFirst Company, and their respective heirs, executors, administrators, representatives and successors; and (iii) is in addition to, and not in substitution for, any other rights to immunity, exculpation, indemnification, contribution or insurance that any such individual may have by contract or otherwise.

        Section 6.10.    Hart-Scott-Rodino Notification.

        Each of CareFirst and Purchaser shall prepare and file on a date agreed to by the parties a notification with the DOJ and the FTC as required by the HSR Act. Each party shall cooperate with each other party in connection with the preparation of such notification, including sharing information concerning sales and ownership and such other information as may be needed to complete such notification. The parties further agree to cooperate with one another to the extent necessary to comply with any requests by the DOJ or the FTC under the HSR Act for additional information arising from the notification. Each party shall keep confidential all information about the other party obtained in connection with the preparation of such notification or response to requests for additional information.

        Section 6.11.    Further Assurances.

        Subject to the terms and conditions herein provided, each of CareFirst and Purchaser agrees to use its Best Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including (a) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (b) obtaining all governmental consents acquired for the consummation of the Merger, the Conversion and the transactions contemplated hereby, and (c) making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, each of the parties agrees to use its Best Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to satisfy the other conditions of the Closing set forth herein. Each party will consult with counsel for the other party as to, and will permit such counsel to participate in, at such other party's expense, any lawsuits or proceedings referred to in clause (a) above brought against any party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall take all such necessary action to the extent not inconsistent with their other duties and obligations or applicable law.

        Section 6.12.    Public Announcements.

        So long as this Agreement is in effect, each of CareFirst and Purchaser shall not and shall cause their affiliates not to issue or cause the publication of any press release or any other announcement with respect to the Merger, the Conversion, or the transactions contemplated by this Agreement without the prior consent of the other party, except where such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, the SEC or the NYSE, in which case each of CareFirst and Purchaser will permit review by the other of any such press release or announcement prior to its release or filing and shall deliver simultaneously a final copy of such release or announcement to the other upon its release or filing. CareFirst and Purchaser agree to coordinate their initial press releases announcing the execution of this Agreement.

        Section 6.13.    Appointment of Director of Purchaser; Management Issues.

        (a)  Effective as of Closing, Purchaser (after consultation with CareFirst) will nominate for election one non-employee member of the existing Board of Directors of CareFirst to serve on Purchaser's Board of Directors and will use Best Efforts to have the CareFirst designee appointed or elected to Purchaser's Board of Directors. In the event that at that time, Purchaser's Board of Directors shall have one or more classes of directors which have fewer members than one or more other classes of directors, the CareFirst designee shall be nominated to whichever class with fewer directors provides for the longest initial term for the CareFirst director.

        (b)  At the Effective Time, the Chief Executive Officer of CareFirst shall be named the President of Purchaser's Southeast Business Region with overall responsibility for all of the business operations of the Surviving Corporation and the CareFirst Subsidiaries in the Southeast Business Region. Other senior executives of CareFirst will be assigned significant responsibilities with respect to the business of the Surviving Corporation.

        (c)  An advisory board will be formed for each of BCBS-NCA, BCBS-MD and BCBSD. Each person who serves as a director of one those companies at Closing, subject to such person's acceptance of such appointment, will serve on the advisory board for that company, and the current directors of CareFirst who do not currently serve on the Board of BCBS-NCA, BCBS-MD or BCBSD, subject to such person's acceptance of such appointment, will be appointed to serve on one of the advisory boards. Each advisory board will provide guidance to its respective company regarding the company's relationship with subscribers (both group and non-group), providers and the general public. Each director appointed to an advisory board shall serve for a term of two years from the Closing on the same terms and conditions currently applicable to such person's service on the Board of Directors of CareFirst, BCBS-NCA, BCBS-MD or BCBSD as of the date hereof.

        Section 6.14.    Non-Solicitation.

        So long as this Agreement is in effect, no CareFirst Company shall, and each shall use its Best Efforts to cause its representatives not to, directly or indirectly, solicit any proposal from a third party regarding a purchase, affiliation, or lease of all or a material part of the assets of CareFirst, whether by sale of capital stock, merger, consolidation, sale or lease of material assets, affiliation, joint venture, or other material transaction (a "Merger Proposal"). Neither the foregoing prohibition nor any other provision of this Agreement shall be interpreted to prohibit CareFirst from (a) making any disclosure of information required by law, or (b) providing information regarding CareFirst to, or negotiating with, any third party (provided such party is subject to an executed confidentiality agreement) that makes an unsolicited written Merger Proposal if the Board of Directors of CareFirst concludes in good faith, after consultation with its outside legal counsel, that the failure to provide such information or engage in such negotiations is or is reasonably likely to be inconsistent with the directors' fiduciary duties under applicable law. Prior to providing any information to any third party or entering into negotiations with any third party, CareFirst shall notify Purchaser of the Merger Proposal and shall provide to Purchaser a copy of the Merger Proposal.

        Section 6.15.    Resale Registration Statement; NYSE Listing.

        (a)  If the Mixed Consideration provisions of Section 3.1(a) apply, the following provisions shall also apply: As soon as practicable after the date of this Agreement, Purchaser shall file with the SEC the Resale Registration Statement to register under the Securities Act the shares of Purchaser Common Stock to be issued in the Merger for resale by the Tax-Exempt Entities after the Closing. CareFirst will provide all information, financial and otherwise, concerning CareFirst as may be needed in the Resale Registration Statement. Purchaser and CareFirst shall use their Best Efforts to comply, prior to the Effective Time, with all applicable requirements of federal and state securities laws in connection with the Merger and the issuance of Purchaser Common Stock in connection therewith. Purchaser shall have the Resale Registration Statement declared effective by the SEC on or before the Closing Date and shall maintain the effectiveness and availability of the Resale Registration Statement from the Closing Date through the date that is 180 days after the Closing Date (subject to blackout periods provided for in the registration rights agreement referred to in the next sentence). On or before the Closing, Purchaser shall enter into a registration rights agreement with the Tax-Exempt Entities that shall contain customary terms and provisions (including reasonable blackout periods) and shall provide them with the following: (1) one demand registration right which right will expire on the first anniversary of the Closing Date and (2) unlimited piggy back registration rights which rights will expire on the second anniversary of the Closing Date. In addition, Purchaser shall promptly file all appropriate applications with the NYSE to have the Purchaser Common Stock approved for listing on the NYSE upon notice of issuance.

        (b)  If the Mixed Consideration provisions of Section 3.1(a) do not apply, the following provisions shall apply: Purchaser shall use its Best Efforts to complete a financing transaction (or financing transactions) on terms and conditions reasonably satisfactory to Purchaser sufficient to finance up to $850 million of the Purchase Price within 120 days after the approvals of all appropriate regulatory bodies in the States of Maryland and Delaware, the District of Columbia, the U.S. Congress and other jurisdictions regarding insurance-related approvals required to consummate the transactions contemplated by this Agreement have been obtained. At Purchaser's option, Purchaser may file (i) with the SEC a Registration Statement (or Registration Statements) to register under the Securities Act debt or equity securities to be issued in any such financing transactions and (ii) appropriate applications with the NYSE to have such securities approved for listing on the NYSE upon notice of issuance. If requested by Purchaser, CareFirst shall provide to Purchaser prior to Closing reasonable cooperation in connection with the arrangement of such financing transactions, including (i) preparation of any financial statements reasonably necessary to complete the financing, participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents and (ii) the delivery of comfort letters of accountants customarily delivered in connection with comparable financings, in each case as may be reasonably requested by Purchaser; provided that no director or officer of CareFirst shall be required to sign any registration statement.

        Section 6.16.    Accountant's Letter.

        Upon reasonable notice, CareFirst shall use its Best Efforts to cause its independent public accountants to deliver to Purchaser a letter dated within two (2) business days prior to the effective time of the Resale Registration Statement or the Registration Statement, as the case may be, covering such matters reasonably requested by Purchaser as are customarily addressed in accountants' "comfort" letters.

        Section 6.17.    Employee Benefits.

        (a)  From the date of the Original Agreement through the fourth anniversary thereof, Purchaser and the Surviving Corporation shall not cause or permit any CareFirst Plan (except the CareFirst 1995 Long-Term Incentive Plan) to be amended, suspended or terminated in any manner that could have any adverse effect on the benefits or any right of any participant or beneficiary therein (other than with respect to an employee whose employment is covered by a collective bargaining agreement), except as required by law, as determined by the President of CareFirst to be in the best interests of CareFirst or as provided for or contemplated by this Agreement. From the Effective Time through the fifth anniversary of the Closing Date, Purchaser and the Surviving Corporation shall not cause or permit the CareFirst of Maryland, Inc. Retirement Plan, the Non-Contributory Retirement Program for Certain Employees of Blue Cross and Blue Shield of Delaware or the Group Hospitalization and Medical Services, Inc. Pension Trust Plan (collectively, the "CareFirst Pension Plans") to be amended, suspended or terminated in any manner that could have any adverse effect on benefit accruals during such five-year period (including any reduction in the rate of accrual) of any employee who, as of the Closing Date, is a vested participant, has attained age 45 and has a sum of age and years of service of at least 65. Nothing in this Section 6.17(a) shall prohibit (i) the merger of any CareFirst Plan with another plan provided that such merger does not have any adverse effect on the benefits or rights protected by this Section 6.17(a), or (ii) the transfer of any person's employment from a CareFirst Company to Purchaser or an Affiliate thereof provided such transfer does not adversely affect the pension and retirement benefits such employee would otherwise receive in accordance with and subject to terms and conditions of this Section 6.17(a).

        (b)  After the requirements of Section 6.17(a) cease to apply to any CareFirst Plans, Purchaser and the Surviving Corporation shall cause the Purchaser Companies or the CareFirst Companies to provide the employees of the CareFirst Companies (the "CareFirst Employees"), other than those employees whose employment is covered by a collective bargaining agreement, benefits that in the aggregate are no less favorable than those provided to other similarly situated employees of Purchaser and its Affiliates.

        (c)  Purchaser and the Surviving Corporation shall cause any employee benefit plans (as defined in Section 3(3) of ERISA) in which any CareFirst Employees first become eligible to participate on or after the Effective Time (the "New CareFirst Plans") to (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods thereunder with respect to the participation and coverage requirements applicable to such CareFirst Employees and their beneficiaries other than limitations or waiting periods that are already in effect with respect to such CareFirst Employees and that have not been satisfied as of the date on which such CareFirst Employees first became eligible to participate in such New CareFirst Plan, (ii) credit such CareFirst Employees and their beneficiaries with the deductibles, coinsurance amounts or maximum out-of-pocket payments satisfied under the comparable CareFirst Plans during the same calendar year, and (iii) recognize all service of the CareFirst Employees with the CareFirst Companies for purposes of eligibility to participate and vesting. Service of the CareFirst Employees with the CareFirst Companies will also be recognized for purposes of benefits accrual under any New CareFirst Plan that is a defined benefit pension plan with a benefit formula based on final average compensation, provided that such plan shall provide for an offset for any benefit payable under the New CareFirst Plan for the same period of service with the CareFirst Companies under any CareFirst Pension Plan.

        (d)  After the Effective Time, Purchaser and the Surviving Corporation shall cause the CareFirst Companies to continue to comply with their agreements and covenants and to perform their obligations respecting the CareFirst Plans under Section 7.5 of the Business Affiliation Agreement dated December 23, 1998, by and between CareFirst and BCBSD.

        Section 6.18.    Insurance Against Certain Tax Events.

        CareFirst will seek to purchase for the benefit of the Tax-Exempt Entities an insurance policy effective as of the Closing Date insuring the Tax-Exempt Entities against the risks assumed by the Tax-Exempt Entities pursuant to the Indemnity Agreement described in Section 7.3(f)(iii). Purchaser shall cooperate with CareFirst's reasonable requests in securing such policy and agrees to pay up to $5 million for the premium for such insurance policy.

ARTICLE VII

Conditions

        Section 7.1.    Conditions to Each Party's Obligations.

        The respective obligation of each party to effect the Merger and the other transactions to be effected contemporaneous with or as a result of the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a)    Conversion.    The Conversion shall have occurred substantially on the terms set forth on Appendix A or on other terms which do not alter the economic terms, or in any material respect the other terms, of the Merger and other transactions contemplated by this Agreement.

          (b)    Stockholder Approval.    If required, this Agreement and the Merger shall have been approved at or prior to the Effective Time by the requisite vote of the stockholders of Purchaser in accordance with generally applicable law and the Certificate of Incorporation and Bylaws of Purchaser.

          (c)    No Injunction.    No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or prevents the consummation of the transactions contemplated hereby and which has not been stayed or vacated by the Effective Time. Each of CareFirst, CFAC, and Purchaser shall use its Best Efforts and shall cooperate with each other to have any such order, statute, rule, regulation, executive order, stay, decree, judgment or injunction vacated, lifted or stayed.

          (d)    HSR Act.    Any waiting period applicable to the Merger under the HSR Act shall have expired or earlier termination thereof shall have been granted.

          (e)    NYSE Listing.    If the Mixed Consideration provisions of Section 3.1(a) apply, the Purchaser Common Stock issuable in the Merger shall have been approved for listing on the NYSE upon notice of issuance.

          (f)    Consent of State Regulators.    All consents of the Maryland Administration, the D.C. Superintendent, the Delaware Commissioner and any other appropriate state regulatory bodies that are required to consummate the transactions contemplated hereby shall have been obtained pursuant to orders which by their respective terms do not impose any Materially Burdensome Condition, and such orders shall be in full force and effect.

          (g)    Approval of the Blue Cross Blue Shield Association.    Any required approval of the BCBSA shall have been obtained.

          (h)    Approval by Tax-Exempt Entities.    The Merger shall have been approved by the Tax-Exempt Entities in their capacity as stockholders of CareFirst.

          (i)    Receipt of Private Letter Ruling.    CareFirst shall have received the Private Letter Ruling, which shall be favorable in all material respects.

          (j)    Merger Incentive Plan.    The Merger Incentive Plan shall have been rescinded by all parties thereto and shall be of no further force and effect.

          (k)    Existing Employment Agreements.    Any employment agreement between CareFirst and/or any of its Affiliates and each of the employee executives listed on Attachment 7.1(k) (the "Executives") shall have been terminated and shall be of no further force and effect. In addition, each Executive shall have executed a customary release in a form mutually acceptable to Purchaser and CareFirst.

          (l)    Retention Agreements.    Purchaser shall have entered into retention agreements with each of the Executives, effective as of the Closing, substantially in the form of Appendix I and Purchaser and CareFirst shall have taken all actions contemplated by such retention agreements. All liability under such retention agreements shall be solely the responsibility of Purchaser and not of any Primary CareFirst Insurer.

        Section 7.2.    Conditions to Obligations of CareFirst.

        The obligation of CareFirst to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived in writing by CareFirst:

          (a)    Obligations Performed.    Purchaser and CFAC shall have performed and complied with in all material respects their obligations, agreements and covenants under this Agreement which are required to be performed or complied with by them at or prior to the Effective Time.

          (b)    Representations and Warranties True at Closing Date.    As of the Effective Time, the representations and warranties contained in Sections 5.1 through 5.12 (and, if the Mixed Consideration provisions of Section 3.1(a) apply, Section 5.13) shall be true and correct in all respects as if made on and as of the Closing Date (except in each case for (i) such changes that are caused by Purchaser's compliance with the terms of this Agreement, and (ii) representations and warranties that address matters only as of a date or with respect to the period of time specified therein) without regard to any materiality qualifications or qualifications for Purchaser Material Adverse Effect; provided, however, that such representations and warranties shall be deemed true and correct unless the failure of such representations and warranties to be true and correct, in the aggregate, would result in a Purchaser Material Adverse Effect.

          (c)    Certificate Delivered.    Purchaser and CFAC shall have delivered to CareFirst a certificate executed on their behalf by their respective Presidents or other authorized executive officer in its corporate capacity to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

          (d)    Articles of Merger.    CFAC shall have executed and delivered the Articles of Merger in accordance with Section 2.2.

          (e)    Appointment of CareFirst Director.    Purchaser shall have taken all action necessary to appoint to the Board of Directors of Purchaser the person selected pursuant to Section 6.13.

          (f)    Effective Resale Registration Statement.    If the Mixed Consideration provisions of Section 3.1(a) apply, the Resale Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Resale Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

          (g)    No Material Adverse Effect.    (i) There shall have not occurred a Purchaser Material Adverse Effect. (ii) If the Mixed Consideration provisions of Section 3.1(a) apply, the Purchaser Common Stock shall not have an average closing price of less than $25 per share for any 20 consecutive trading day period at any time prior to the Closing.

          (h)    Insurance Policy.    The insurance policy contemplated by Section 6.18 shall have been obtained.

        Section 7.3.    Conditions to Obligations of Purchaser and CFAC.

        The obligation of Purchaser and CFAC to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived in writing by Purchaser:

          (a)    Obligations Performed.    CareFirst shall have performed and complied with in all material respects its obligations, agreements and covenants under this Agreement which are required to be performed or complied with by it at or prior to the Effective Time.

          (b)    Representations and Warranties True at Closing Date.    As of the Effective Time, the representations and warranties contained in Article IV shall be true and correct in all respects as if made on and as of the Closing Date (except in each case for (i) such changes that are caused by CareFirst's compliance with the terms of this Agreement, and (ii) representations and warranties that address matters only as of a date or with respect to the period of time specified therein) without regard to any materiality qualifications or qualifications for CareFirst Material Adverse Effect; provided, however, that such representations and warranties shall be deemed to be true and correct unless the failure of such representations and warranties to be true and correct, in the aggregate, would result in a CareFirst Material Adverse Effect; and provided further, that no representation or warranty contained in Section 4.11 shall be violated by reason of the expiration of any CareFirst Material Contract in accordance with its terms.

          (c)    Certificate Delivered.    CareFirst shall have delivered to Purchaser a certificate executed on its behalf by its President or another authorized executive officer in its corporate capacity to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

          (d)    Articles of Merger.    CareFirst shall have executed and delivered the Articles of Merger in accordance with Section 2.2.

          (e)    No Material Adverse Effect.    There shall not have occurred an event that has a CareFirst Material Adverse Effect.

          (f)    Agreement by Tax-Exempt Entities.    Each of the Tax-Exempt Entities shall have: (i) filed any notification with the DOJ and the FTC as required by the HSR Act, (ii) if the Mixed Consideration provisions of Section 3.1(a) apply, executed and delivered a written agreement substantially in the form of Appendix G, and (iii) given to Purchaser a tax indemnity agreement, substantially in the form of Appendix H.

          (g)    No Litigation.    There shall not be pending any suit, litigation or other similar proceeding relating to the Conversion or to the other transactions contemplated by this Agreement and as to which it is likely that there will be a material liability to the Purchaser Companies or the CareFirst Companies, each taken as a whole (a "Material Case"); provided, however, that in the event

  CareFirst or Purchaser notifies the other that it considers a matter to be a Material Case, CareFirst and Purchaser agree that either may refer the matter to an independent arbitrator mutually acceptable to the parties (the "Independent Arbitrator") for a determination of whether the matter is a Material Case. The Independent Arbitrator shall hold a hearing (which shall be held pursuant to such rules and procedures as the parties may agree upon or shall be established by the Independent Arbitrator) and render a decision, which shall be final and binding upon the parties, within ten days following either party's request. Each party shall be entitled to submit a written brief or statement of position to the Independent Arbitrator (with a copy being simultaneously provided to the other party) prior to the hearing. The costs and expenses of the Independent Arbitrator shall be borne equally by Purchaser and CareFirst.

          (h)    Insurance Policy.    Purchaser shall not have been obligated to contribute more than $5 million for the premium for the insurance policy contemplated by Section 6.18 (after taking into account premium amounts, if any, agreed to be paid by or for the account of the Tax-Exempt Entities either directly or through a reduction of the Purchase Price).

          (i)    Financing.    If the Mixed Consideration provisions of Section 3.1(a) do not apply and Purchaser has commenced financing transactions as contemplated by Section 6.15(b), Purchaser shall be reasonably satisfied with the terms and net proceeds of such financing transactions, provided that net proceeds of $850 million or more shall be deemed reasonably satisfactory in all events under this Section 7.3(i).

ARTICLE VIII

Termination Prior To Closing

        Section 8.1.    Termination of Agreement.

        This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of Purchaser:

          (a)  By the written agreement of CareFirst and Purchaser;

          (b)  By either of CareFirst or Purchaser in writing, if the Merger or Conversion shall not have been consummated on or before the three year anniversary of the Original Agreement (or such later date as may be agreed to by CareFirst and Purchaser); provided, however, that neither CareFirst nor Purchaser may terminate this Agreement under this Section if the failure has been caused by such party's material breach or default of its obligations under this Agreement;

          (c)  By CareFirst in writing, if Purchaser or CFAC shall have (i) materially breached any of their respective covenants contained herein or (ii) breached any of their respective representations or warranties contained in Sections 5.1 through 5.12 (and, if the Mixed Consideration provisions of Section 3.1(a) apply, Section 5.13) which (in the case of clauses (i) and (ii)), (A) in the aggregate, has resulted in a Purchaser Material Adverse Effect, and (B) is not capable of being cured within 60 days after notice of breach;

          (d)  By Purchaser in writing, if CareFirst shall have (i) materially breached any of its covenants contained herein or (ii) breached any of its representations or warranties contained herein which (in the case of clauses (i) and (ii)), (A) in the aggregate, has resulted in a CareFirst Material Adverse Effect, and (B) is not capable of being cured within 60 days after notice of breach;

          (e)  By either of CareFirst or Purchaser in writing, if any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or prevents the consummation of the transactions contemplated hereby, provided that Purchaser, CFAC and CareFirst shall have used their respective Best Efforts to have any such order, statute, rule, regulation, executive order, stay, decree, judgment or injunction vacated, lifted or stayed and the same shall not have been vacated, lifted or stayed within 30 days after entry, by any such court or governmental or regulatory agency;

          (f)    By CareFirst in writing, if the condition set forth in Section 7.1(b) is required but not satisfied within 180 days after the Plan of Conversion is filed with the Maryland Administration, the D.C. Superintendent and the Delaware Commissioner;

          (g)  By CareFirst or Purchaser in writing, if any required approval of the stockholders of Purchaser for this Agreement or the Merger shall not have been obtained because Purchaser's stockholders fail to approve this Agreement and the Merger at a duly held meeting of stockholders or at any adjournment thereof;

          (h)  By CareFirst or Purchaser in writing, if the Board of Directors of CareFirst authorizes CareFirst to execute a binding written agreement with respect to a transaction that constitutes a Superior Proposal; provided, however, that prior to any such authorization, (i) the Board of Directors of CareFirst, after consultation with legal counsel, shall determine in good faith that contemplation of such Superior Proposal and termination of this Agreement is required for such Board of Directors to comply with its fiduciary duties under applicable law, (ii) CareFirst notifies Purchaser in writing that it intends to enter into such an agreement and provides Purchaser with the proposed definitive documentation for such Superior Proposal and (iii) Purchaser does not, within seven days after the receipt of such written notice and documentation, provide a written offer that the Board of Directors of CareFirst determines in good faith to be at least as favorable as the Superior Proposal;

          (i)    By either of CareFirst or Purchaser in writing, if the Maryland Administration, the D.C. Superintendent or the Delaware Commissioner disapproves the Merger after a Hearing; or

          (j)    By either of CareFirst or Purchaser in writing, if the FTC or the DOJ makes a final decision, which is not appealable within the FTC or DOJ, to file a suit, action or proceeding to prohibit or restrain the consummation of the transactions contemplated by this Agreement.

        Section 8.2.    Termination of Obligations; Liquidated Damages.

        (a)  A termination of this Agreement pursuant to this Article VIII shall terminate all obligations of the parties hereunder without further liability, except as otherwise provided in this Section. In the event this Agreement is terminated (1) by CareFirst pursuant to Section 8.1(c), then Purchaser shall, upon CareFirst's written request, reimburse CareFirst within 15 days after demand for all its reasonable expenses (documented in reasonable detail) incurred in connection with this Agreement and the transactions contemplated hereby up to an aggregate amount equal to $3 million, (2) by Purchaser pursuant to Section 8.1(d), then CareFirst shall, upon Purchaser's written request, reimburse Purchaser within 15 days after demand for all its reasonable expenses (documented in reasonable detail) incurred in connection with this Agreement and the transactions contemplated hereby up to an aggregate amount equal to $3 million, (3) by CareFirst or Purchaser pursuant to Section 8.1(h) with respect to a Superior Proposal that CareFirst has accepted and with respect to which CareFirst has entered into a definitive agreement on or after the date which is 60 days after the date hereof, then CareFirst shall be obligated to pay Purchaser, within 15 days after such termination, a termination fee of $37.5 million, (4) by CareFirst or Purchaser pursuant to Section 8.1(h) with respect to a Superior Proposal that CareFirst has accepted and with respect to which CareFirst has entered into a definitive agreement prior to the date which is 60 days after the date hereof, then CareFirst shall, upon Purchaser's written request, reimburse Purchaser within 15 days after demand for all fees, costs and other expenses paid or payable by Purchaser to its regulators' advisors, attorneys and consultants and any fees, costs and other expenses requested or demanded to be paid by Purchaser by any regulatory authority in connection with the transactions contemplated by this Agreement, or (5) by Purchaser pursuant to Section 8.1(d) and at the time of CareFirst's breach, the CareFirst Board of Directors was aware of the existence of a then pending Merger Proposal or the intention to propose a Merger Proposal and such Merger Proposal had not been withdrawn prior to CareFirst's breach of a representation or warranty and within 12 months after such termination CareFirst enters into a definitive agreement with respect to, or consummates, a Merger Proposal, then CareFirst shall be obligated to pay Purchaser, within 15 days after entering such definitive agreement, a termination fee of $37.5 million.

        (b)  The parties agree that the liquidated damages and reimbursement of expenses set forth in Section 8.2(a) shall be the total damages and sole remedy of the parties upon the termination of this Agreement; provided, however, that termination pursuant to subparagraphs (c) or (d) of Section 8.1 shall not relieve a party that willfully or intentionally defaults or breaches from any liability to the other party hereto.

ARTICLE IX

Miscellaneous

        Section 9.1.    Entire Agreement; Supercession.

        This Agreement (including the Appendices and the Disclosure Schedules) constitutes the sole understanding of the parties with respect to the subject matter hereof; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement, or abrogate the effect of the Confidentiality Agreement. This Agreement amends and restates the Original Agreement in its entirety. The Original Agreement is hereby superceded and has no force or effect.

        Section 9.2.    Amendment.

        No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

        Section 9.3.    Parties Bound by Agreement; Successors and Assigns.

        The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto; provided that Purchaser and CFAC each shall be permitted to assign this Agreement to a direct or indirect wholly-owned subsidiary of Purchaser so long as Purchaser remains fully liable for any failure of such assignee to perform its obligations hereunder. Except for the parties hereto and any person or entity covered by an indemnification provision hereunder, this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

        Section 9.4.    Counterparts.

        This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

        Section 9.5.    Modification and Waiver.

        Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision hereof (whether or not similar).

        Section 9.6.    Expenses.

        Except as otherwise expressly provided herein, if the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

        Section 9.7.    Survival of Representations and Warranties.

        The respective representations and warranties of CareFirst, Purchaser and CFAC contained herein or in any certificates or other documents delivered prior to or at the Closing by such parties pursuant to the terms of this Agreement shall terminate upon the consummation of the Merger and be of no further force and effect.

        Section 9.8.    Notices.

        Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail (including by overnight courier or express mail service), postage or fees prepaid, or sent by facsimile with original sent by overnight courier,

If to Purchaser:	WELLPOINT HEALTH NETWORKS INC. 1 WellPoint Way Thousand Oaks, California 91362 Facsimile: (805) 557-6820 Attn: General Counsel
with a copy (which shall not constitute notice) to:	SIMPSON THACHER & BARTLETT 425 Lexington Avenue New York, New York 10017 Facsimile: (212) 455-2502 Attn: Gary I. Horowitz
If to CareFirst:	CAREFIRST, INC. 10455 Mill Run Circle Owings Mills, Maryland 21117 Facsimile: (410) 998-5732 Attn: William L. Jews President and Chief Executive Officer
with a copy (which shall not constitute notice) to:	CAREFIRST, INC. 10455 Mill Run Circle Owings Mills, Maryland 21117 Facsimile: (410) 998-7810 Attn: John A. Picciotto, Esq. Executive Vice President and General Counsel

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

        Section 9.9.    Governing Law.

        This Agreement is executed by the parties hereto in and shall be construed in accordance with and governed by the laws of Maryland without giving effect to the principles of conflict of laws thereof.

        Section 9.10.    Rules of Construction.

        Unless the context clearly indicates to the contrary, the following rules shall apply to the construction of this Agreement:

          (a)  Words importing the singular number include the plural number and words importing the plural number include the singular number.

          (b)  Words of the masculine gender include correlative words of the feminine and neuter genders.

          (c)  The headings and the Table of Contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement or affect its meaning, construction or effect.

          (d)  Any reference to a particular Article, Section, Appendix or Attachment shall be to such Article, Section, Appendix or Attachment of this Agreement unless the context shall otherwise require.

          (e)  The terms "agree" and "agreement" shall include and mean "covenant," and all agreements contained in this Agreement are intended to constitute covenants and shall be enforceable as such.

          (f)    For purposes of this Agreement, a party shall be deemed to have "knowledge" of a matter if any Executive Employee, director or trustee of the party or any of its Subsidiaries has received written notice or otherwise has actual knowledge of such matter or, in the reasonable exercise of such Executive Employee's, director's or trustees duties in the ordinary course of business, should have known of such matter. Attached hereto as Attachment 9.10 is a list of each party's Executive Employees.

          (g)  Whenever the words "include," "includes" and "including" are used in this Agreement, they are deemed to be followed by the words "without limitation."

          (h)  The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision.

          (i)    All share and price calculations will be appropriately adjusted for any stock dividends, stock splits or similar events.

        Section 9.11.    Waiver of Jury Trial.

        Each party hereto waives its rights to a trial by jury in connection with any matter related to the Conversion, the Merger or this Agreement.

[Remainder of page intentionally left blank; signature page follows.]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Purchaser, CareFirst and CFAC as of the date first above written.

WELLPOINT HEALTH NETWORKS INC.
By:	/s/ THOMAS C. GEISER Name: Thomas C. Geiser Title: Secretary
CAREFIRST, INC.
By:	/s/ WILLIAM L. JEWS William L. Jews President and Chief Executive Officer
CONGRESS ACQUISITION CORP.
By:	/s/ ROBERT A. KELLY Name: Robert A. Kelly Title: Assistant Secretary

Appendix A

PRINCIPAL TERMS OF PLAN OF CONVERSION

        The board of directors of CareFirst, Inc. and each of its non-profit subsidiaries (CareFirst of Maryland, Inc., Group Hospitalization and Medical Services, Inc. ("GHMSI") and Blue Cross Blue Shield of Delaware, Inc. ("BCBSD")) will adopt a Plan of Conversion providing for the conversion of the companies from non-profit to for-profit status. For all companies except GHMSI, the conversion will be accomplished by means of the adoption of amended and restated articles or certificates of incorporation providing that the corporation will operate as a for-profit business corporation. The conversions will be subject to regulatory approval in each of the jurisdictions listed. GHMSI, a federally chartered corporation, will be re-chartered in the District of Columbia, which will require approval of the U.S. Congress. In determining whether to approve the conversion, the regulators must find that the fair value of the assets has been received and that the conversion is in the public interest.

        Following the amendment of its charter (or, in the case of GHMSI, its re-chartering), each subsidiary insurer will issue shares of its Common Stock (which will constitute all of its issued and outstanding shares) to CareFirst, thus becoming a wholly-owned subsidiary of CareFirst. CareFirst will then issue to tax-exempt entities in Maryland, the District of Columbia and Delaware a number of shares of Common Stock of CareFirst representing the percentage of the aggregate value of CareFirst represented by the subsidiary insurer of the particular jurisdiction, as agreed among the regulators in the jurisdictions involved. Following those issuances, all of the issued and outstanding capital stock of CareFirst will be owned by the tax-exempt entities designated by the regulators in those jurisdictions.

        In the Merger, each share of CareFirst Common Stock will be converted into the Per Share Amount if the Mixed Consideration provisions of Section 3.1(a) apply (or into the Per Share Cash Amount if the Mixed Consideration provisions of Section 3.1(a) do not apply).

        After the Merger, the Primary CareFirst Insurers will each continue to provide healthcare services as licensed insurers to the communities in each of their respective jurisdictions that they currently serve.

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Appendix B

DEFINITIONS

        "Affiliate" as to a specified person, means any person which directly or indirectly through one or more intermediaries, controls (i.e., possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of a person whether through ownership of voting securities, by contract, through membership or otherwise), is controlled by, or is under common control with, the specified person.

        "Aggregate Cash Consideration" means the amount of the Purchase Price to be delivered in cash (or immediately available funds) by Purchaser at the Closing, which amount shall be specified by Purchaser at least five (5) business days prior to Closing and shall not be less than $450 million.

        "Aggregate Note Consideration" means a principal amount of Subordinated Notes specified by Purchaser at least five (5) business days prior to the Closing in circumstances where the provisions of Section 3.1(a)(ii) apply, which principal amount shall not exceed the Maximum Note Consideration.

        "Aggregate Stock Consideration" means a number of shares of Purchaser Common Stock equal to (i) the Purchase Price less the Aggregate Cash Consideration and less the Aggregate Note Consideration, divided by (ii) the Average Market Price.

        "Agreement" means this Amended and Restated Agreement and Plan of Merger dated as of January 24, 2003, together with the Appendices and attachments hereto and thereto.

        "Articles of Merger" shall have the meaning set forth in Section 2.2.

        "Assumed Stock Consideration" means an amount equal to the result of (i) (A) the Purchase Price less the Aggregate Cash Consideration divided by (B) $35.00, multiplied by (ii) the Average Market Price.

        "Average Market Price" means the average of the daily closing price of the Purchaser Common Stock on the NYSE for the 20-trading day period ending on the fifth trading day prior to the Closing Date.

        "BCBSA" shall mean the Blue Cross and Blue Shield Association.

        "BCBSD" means BCBSD, Inc., a non-stock Delaware corporation, d/b/a Blue Cross Blue Shield of Delaware.

        "BCBS-MD" means CareFirst of Maryland, Inc., a Maryland corporation licensed as a non-profit health service plan.

        "BCBS-NCA" means Group Hospitalization and Medical Services, Inc. d/b/a Blue Cross and Blue Shield of the National Capital Area, a non-profit corporation incorporated under federal charter.

        "Benefit Plans" means all employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit arrangements, obligations, customs, or practices (including but not limited to a payroll practice), whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to current or former directors, employees or agents of CareFirst or Purchaser, as the case may be or an ERISA Affiliate of such party, including, without limitation, employment agreements (whether written or oral), severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting or other compensation arrangements, workers' compensation, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial

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portion (including all or substantially all) of the assets of any business of CareFirst or Purchaser, other than Multiemployer Plans, maintained by CareFirst or Purchaser or an ERISA Affiliate or to which CareFirst or Purchaser or an ERISA Affiliate has contributed or is or was obligated to make payments, in each case with respect to any current or former employees, directors or agents of CareFirst, Purchaser or an ERISA Affiliate of such party, in the six-year period before the date of this Agreement.

        "Best Efforts" shall mean, as to a party hereto, an undertaking by such party to perform or satisfy an obligation or duty or otherwise act in the manner that a person desirous of achieving a result would act in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided however, that such party shall not be required to agree to any Materially Burdensome Condition or take any action that would result in a materially adverse change in the benefits to such person of this Agreement and the transactions contemplated by this Agreement.

        "Board of Directors" means the Purchaser Board of Directors, the CFAC Board of Directors, or the CareFirst Board of Directors, as is indicated by the context in which the term appears.

        "CareFirst" means CareFirst, Inc., a Maryland corporation.

        "CareFirst Common Stock" shall have the meaning set forth in the Recitals hereto.

        "CareFirst Company" means CareFirst and each CareFirst Subsidiary (collectively, the "CareFirst Companies").

        "CareFirst Disclosure Schedule" means the confidential disclosure provided by CareFirst to Purchaser pursuant to this Agreement.

        "CareFirst Employees" shall have the meaning set forth in Section 6.17(b).

        "CareFirst Environmental Reports" shall have the meaning set forth in Section 4.15(a).

        "CareFirst Financial Statements" shall have the meaning set forth in Section 4.5(a).

        "CareFirst Insurer" means the Primary CareFirst Insurers and any other Insurer that is directly or indirectly owned, controlled or operated by CareFirst or any of its Affiliates.

        "CareFirst Material Adverse Effect" shall mean a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the CareFirst Companies, taken as a whole. The failure of any of the CareFirst Companies to qualify as an "existing Blue Cross and Blue Shield organization," as defined in Section 833(c)(2) of the Code, shall not constitute a CareFirst Material Adverse Effect.

        "CareFirst Material Contracts" means, with respect to the CareFirst Companies: (i) the 25 largest provider and 25 largest customer contracts measured in terms of payments to or receipts from any CareFirst Company (and all contracts that contain a fee, rate or performance guarantee applicable to any period longer than 12 months involving an amount in excess of $10 million); (ii) any contract, other than a provider contract, customer contract or employee benefit plan, arrangement or agreement, that, by its terms, does not terminate within one year after the date of such contract and is not cancelable during such period without penalty or without payment, and which involves an aggregate payment or commitment on the part of any party thereto of more than $1 million during any twelve (12) month period; (iii) any contract, other than a contract, plan, arrangement or agreement referenced in subsection (ii) above, that is material to the financial condition, results of operations, assets, business or prospects of the CareFirst Companies, taken as a whole; (iv) any loan agreement or other evidence of indebtedness for borrowed money; (v) any contract or other agreement limiting in any material respect the ability of any CareFirst Company to sell any products or services, engage in any line of business or compete with any person or entity or operate at any location; (vi) any contract or other agreement restricting the payment of dividends or the repurchase of stock or other equity; (vii) employment

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agreements; (viii) change in control or similar arrangements with any officers, employees or agents of any CareFirst Company that will result in any obligation (absolute or contingent) of such CareFirst Company to make any payment to any officers, employees or agents of any CareFirst Company as a result of the consummation of the transactions contemplated hereby, termination of employment, or both; (ix) labor contract; (x) reinsurance agreements; (xi) material joint venture, partnership agreements or other similar agreements; and (xii) any contract for the acquisition, directly or indirectly (by merger or otherwise), of any entity or business involving an acquisition price of more than $1 million.

        "CareFirst Owned Properties" means any real property that is owned by any CareFirst Company.

        "CareFirst Pension Plans" shall have the meaning set forth in Section 6.17(a).

        "CareFirst Permitted Liens" means any (i) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, (ii) mechanics' or similar liens, (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, (iv) easements and similar encumbrances incurred in the ordinary course of business which do not materially diminish the value of the property subject thereto and (v) purchase money liens and liens securing rental payments under capital lease arrangements.

        "CareFirst Plans" shall have the meaning set forth in Section 4.12(a).

        "CareFirst Primary Filings" shall have the meaning set forth in Section 4.4(b).

        "CareFirst Properties" shall have the meaning set forth in Section 4.15(a).

        "CareFirst Subsidiary" shall mean every entity in which CareFirst owns 50% or more of the outstanding equity, directly or indirectly, and each CareFirst Insurer.

        "CareFirst Subsidiary Shares" shall mean any equity or member interests in a CareFirst Subsidiary held, directly or indirectly, by CareFirst.

        "Certificate of Authority" means a certificate issued to Insurers by any insurance administration that such Insurer is required to hold.

        "CFAC" means Congress Acquisition Corp., a Maryland corporation.

        "Change of Control" as to a specified person, means a transaction or event or circumstance that results in a party that is not an Affiliate of such specified person immediately prior to such transaction, event or circumstance becoming an Affiliate of such specified person immediately after such transaction, event or circumstance.

        "Closing" shall have the meaning set forth in Section 2.2.

        "Closing Date" means the date of the Closing, as determined under Section 2.2.

        "Code" means the Internal Revenue Code of 1986, as amended and the regulations thereunder.

        "Confidentiality Agreement" shall have the meaning set forth in Section 6.2(c).

        "Conversion" shall have the meaning set forth in Section 6.8.

        "D.C. Superintendent" means the Superintendent of Insurance of the District of Columbia.

        "Delaware Commissioner" means the Delaware Insurance Commissioner.

        "DOJ" shall mean the Antitrust Division of the Department of Justice.

        "Effective Time" shall have the meaning set forth in Section 2.2.

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        "Environmental Laws" means federal, state, local, and municipal laws, ordinances, common law, rules, orders, decrees, statutes and regulations, relating to pollution or the protection of the environment or human health and safety, or to the cleanup or restoration of the environment, including, without limitation, any laws or regulations relating to (a) generation, treatment, storage, disposal or transportation of Materials of Environmental Concern, (b) emissions, discharges or other releases or threatened releases of Materials of Environmental Concern or protection of the environment from the same, and (c) exposure of persons to Materials of Environmental Concern.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and includes the regulations thereunder.

        "ERISA Affiliate" means any trade or business the employees of which, together with the employees of CareFirst or Purchaser, as the case may be, are treated as employed by a single employer under Section 414(b), (c), (m) or (o) of the Code.

        "Executive Employee" means as to Purchaser and CareFirst, as the case may be, those employees listed as such on Attachment 9.10 of this Agreement.

        "Executives" shall have the meaning set forth in Section 7.3(j).

        "FTC" shall mean the Federal Trade Commission.

        "GAAP" means generally accepted accounting principles consistently applied in the United States.

        "Governmental Entity" means any federal, state or local government or any court, administrative or regulatory agency, body or commission or other governmental authority or agency, domestic or foreign.

        "Health Benefit Law" means any local, state or federal law, ordinance, regulation or order relating to the license, certification, qualification or authority to transact business relating to the provision of or payment for health benefits and insurance and any such laws relating to the regulation of health maintenance organizations, workers' compensation, managed care organizations, insurance, preferred provider organizations, point-of-service plans, third party administrators, utilization review, hospital reimbursement, Medicare and Medicaid participation, fraud and abuse and patient referrals.

        "Hearings" shall have the meaning set forth in Section 6.7(b).

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Insurer" means any person transacting the business of insurance or operating a health maintenance organization, whether or not such person holds a Certificate of Authority for transacting such insurance business or for operating such health maintenance organization.

        "Intellectual Property" means all patents, inventions, discoveries, technologies, copyrights, software, trademarks, service marks, trade names, corporate names, trade dress, trade secrets and all other intellectual property rights.

        "Investment Banking Firm" shall have the meaning set forth in Section 3.1(a)(ii).

        "IRS" means the Internal Revenue Service.

        "Maryland Administration" means the Maryland Insurance Administration.

        "Materially Burdensome Condition" means any condition (X) imposed on any Purchaser Company or CareFirst Company which would (i) materially limit the ability of Purchaser after the Merger, as the sole stockholder of CareFirst, to exercise full rights of ownership of the shares of CareFirst, including, without limitation, the right to vote such shares as provided by Maryland law, (ii) materially limit the ability of CareFirst, as the Surviving Corporation in the Merger, to exercise full rights of ownership of the shares of the Primary CareFirst Insurers, including the right to vote such shares as provided by

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applicable law, (iii) materially limit the ability of Purchaser to operate its business or the business of the CareFirst Companies after the Merger in substantially the same manner as the CareFirst Companies were operated on the date of the Original Agreement, or (iv) materially change the terms of the consideration to be paid in connection with the transactions contemplated by this Agreement or (Y) that now exists and is not rescinded or is imposed on any Purchaser Company or CareFirst Company and that materially limits the declaration or payment of dividends (except for any limitation that conforms to the guidelines of the National Association of Insurance Commissioners applicable to managed care companies).

        "Materials of Environmental Concern" means all hazardous chemicals, solid wastes, hazardous wastes, hazardous materials, toxic substances, petroleum or petroleum products or hazardous substances as now defined or regulated under any Environmental Laws including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act and the Hazardous Materials Transportation Act.

        "Maximum Note Consideration" shall mean an amount equal to the excess, if any, of (i) the Purchase Price over (ii) the sum of (A) the Aggregate Cash Consideration and (B) the Assumed Stock Consideration.

        "Merger" shall have the meaning set forth in Section 2.1.

        "Merger Incentive Plan" means the CareFirst Merger Incentive Plan effective as of July 26, 2001 among CareFirst, BCBS-MD and BCBS-NCA.

        "Merger Proposal" shall have the meaning set forth in Section 6.14.

        "Mixed Consideration" shall have the meaning set forth in Section 3.1(a).

        "Multiemployer Plan" means any multiemployer plan as defined in Section 3(37) of ERISA to which CareFirst or Purchaser, as the case may be, or an ERISA Affiliate of such party has contributed or is or was obligated to make payments, in each case with respect to any current or former employees of CareFirst or Purchaser, as the case may be, or an ERISA Affiliate of such party before the Closing Date.

        "Multiple Employer Plan" means a Benefit Plan that is a multiple employer plan subject to Sections 4063 and 4064 of ERISA or Section 413(c) of the Code.

        "New CareFirst Plans" shall have the meaning set forth in Section 6.17(c).

        "Pension Plan" means a Benefit Plan that is an employee pension benefit plan as defined in Section 3(2) of ERISA.

        "Per Share Amount" shall have the meaning set forth in Section 3.1(a)(i).

        "Per Share Cash Amount" shall have the meaning set forth in Section 3.1(b).

        "Per Share Cash Consideration" shall have the meaning set forth in Section 3.1(a)(i).

        "Per Share Note Consideration" shall have the meaning set forth in Section 3.1(a)(i).

        "Per Share Stock Consideration" shall have the meaning set forth in Section 3.1(a)(i).

        "Primary CareFirst Companies" shall mean CareFirst, BCBS-MD, BCBS-NCA and BCBSD.

        "Primary CareFirst Insurers" means BCBS-MD, BCBS-NCA and BCBSD.

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        "Private Letter Ruling" shall mean a letter ruling from the IRS to CareFirst ruling that:

          (a)  (i) The Conversion of each of the Primary CareFirst Companies from non-stock nonprofit corporation to a for-profit stock corporations will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code; (ii) the Primary CareFirst Companies will be parties to a reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by the Primary CareFirst Companies as a result of the reorganization; and (iv) each of the Primary CareFirst Companies' basis, holding periods, earnings and profits, and accounting periods and methods will not be affected by the Conversion.

          (b)  The Merger will not cause the Conversion to fail to qualify as a reorganization within the meaning of Section 368(a)(1)(E) of the Code.

          (c)  Gain or loss recognized by the Tax-Exempt Entities from the exchange of the CareFirst Common Stock in the Merger will not be subject to unrelated business income tax.

        "Purchase Price" means $1,370,000,000, in U.S. dollars.

        "Purchaser" means WellPoint Health Networks Inc., a Delaware for-profit corporation.

        "Purchaser Common Stock" means the Common Stock of Purchaser.

        "Purchaser Company" means Purchaser and any Purchaser Subsidiary.

        "Purchaser Disclosure Schedule" means the confidential disclosure provided by Purchaser to CareFirst pursuant to this Agreement.

        "Purchaser Financial Statements" shall have the meaning set forth in Section 5.6(c).

        "Purchaser Insurer" means any Purchaser Company that is an Insurer.

        "Purchaser Material Adverse Effect" means an event that has a material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby (including scheduled payments of interest and principal on the Subordinated Notes, if applicable); provided, however, that solely with respect to the application of such term on the date hereof in connection with the representations and warranties of Purchaser and CFAC contained in Section 5.13 (but not with respect to the "bring down" of such representations and warranties provided in Section 7.2(b), if applicable), "Purchaser Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, financial condition or results of operation of Purchaser and the Purchaser Subsidiaries, taken as a whole.

        "Purchaser Proxy Statement" means the proxy statement filed by Purchaser with the SEC and delivered to Purchaser's stockholders who are entitled to vote on the merger or any of the other transactions contemplated hereby.

        "Purchaser SEC Filings" shall have the meaning set forth in Section 5.9(a).

        "Purchaser Subsidiary" shall mean every entity in which Purchaser owns 50% or more of the outstanding equity, directly or indirectly, and which is material to the operations or financial condition of Purchaser.

        "Qualified Plan" means a plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

        "Registration Statement" means the registration statement that may be filed by Purchaser in accordance with Section 6.15(b).

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        "Resale Registration Statement" means the registration statement to be filed by Purchaser with the SEC to register the Purchaser Common Stock to be issued in the Merger if the Mixed Consideration provisions of Section 3.1(a) apply for resale by the Tax-Exempt Entities.

        "SAP" shall mean the statutory accounting practices prescribed or permitted by the Departments of Insurance of the State of Maryland, the State of Delaware, the Commonwealth of Virginia or the District of Columbia, as the case may be.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Subordinated Note" means a subordinated note substantially in the form of Appendix F.

        "Superior Proposal" means a Merger Proposal which the Board of Directors of CareFirst determines in good faith, after consultation with its outside legal counsel and financial advisors, would be, if accepted by CareFirst on substantially the terms presented, likely to be consummated and would, if consummated, result in a transaction superior to the one contemplated by this Agreement after taking into account all relevant factors, including, without limitation, the consideration to be received pursuant to such Merger Proposal.

        "Surviving Corporation" shall have the meaning set forth in Section 2.1.

        "Tax-Exempt Entity" shall have the meaning set forth in the Recitals hereto.

        "Taxes" means all federal, state, local and foreign income, property, sales, excise and other taxes, of any nature whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed with respect thereto.

        "Transition Team" shall have the meaning set forth in Section 6.2(b).

        "Welfare Plan" means a Benefit Plan that is an employee welfare benefit plan as defined in Section 3(1) of ERISA.

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Appendix C

ARTICLES OF MERGER

between

CAREFIRST, INC.
(a Maryland Corporation)

and

CONGRESS ACQUISITION CORP.
(a Maryland Corporation)

        CAREFIRST, INC., a corporation duly organized and existing under the laws of the State of Maryland ("CareFirst"), and CONGRESS ACQUISITION CORP., a corporation duly organized and existing under the laws of the State of Maryland ("CFAC"), do hereby certify that:

          FIRST:    CareFirst and CFAC agree to merge.

          SECOND:    The name and place of incorporation of each party to these Articles are CAREFIRST, INC. a Maryland corporation, and CONGRESS ACQUISITION CORP., a Maryland corporation. CareFirst shall survive the merger as the successor corporation and shall continue under the name "CAREFIRST, INC." as a corporation of the State of Maryland.

          THIRD:    CareFirst has its principal office in the State of Maryland in Baltimore County. CFAC has its principal office in the State of Maryland in Baltimore County and does not own an interest in land in the State of Maryland.

          FOURTH:    The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by each corporation party to the Articles in the manner and by the vote required by its Charter and the laws of the state of its incorporation. The manner of approval was as follows:

            (a)  The Board of Directors of CareFirst at a meeting duly called and held on            , 200            adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed merger be submitted for consideration by unanimous written consent of the stockholders of CareFirst. Notice was waived by each stockholder of CareFirst. By written consent dated            , 200            , signed by all of the stockholders of CareFirst and filed with the minutes of proceedings of stockholders, the proposed merger was approved by the stockholders of CareFirst by the affirmative vote of all the votes entitled to be cast on the matter.

            (b)  The Board of Directors of CFAC by unanimous written consent dated            , 200            signed by all the directors and filed with the minutes of proceedings of the Board of Directors of CFAC adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed merger be submitted for consideration by written consent of the sole stockholder of CFAC. Notice was waived by such stockholder. By written consent dated             , 200            , signed by the sole stockholder of CFAC and filed with the minutes of proceedings of stockholders, the proposed merger was approved by the sole stockholder of CFAC.

          FIFTH:    No amendment to the Charter of CareFirst is to be effected as a part of the merger.

          SIXTH:    The total number of shares of capital stock of all classes which CareFirst or CFAC, respectively, has authority to issue, the number of shares of each class which CareFirst or CFAC,

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  respectively, has authority to issue, and the par value of the shares of each class which CareFirst or CFAC, respectively, has authority to issue are as follows:

            (a)  The total number of shares of stock of all classes which CareFirst has authority to issue is            shares, of which            shares are classified as Preferred Stock (par value $            per share) and            shares are classified as Common Stock (par value $            per share). The aggregate par value of all the shares of stock of all classes of CareFirst is $            .

            (b)  The total number of shares of stock of all classes which CFAC has authority to issue is            shares, of which            shares are classified as Preferred Stock (par value $            per share) and            shares are classified as Common Stock (par value $            per share). The aggregate par value of all the shares of stock of all classes of CFAC is $            .

          SEVENTH:    The merger does not change the authorized stock of CareFirst.

          EIGHTH:    The manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation, for other consideration and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows. At the effective time of the merger, each issued and outstanding share of CareFirst common stock shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into the per share [cash] amount as set forth herein. The per share [cash] amount shall be an amount equal to the [insert description of consideration]. At the closing, each holder of outstanding CareFirst common stock as shown on the books and records of CareFirst shall receive, in respect of each share of CareFirst common stock, [if Mixed Consideration applies: a certificate or certificates representing the number of shares of the purchaser common stock along with cash (or immediately available funds) that together constitute the per share amount] [if Mixed Consideration does not apply: cash (or immediately available funds) in an amount that constitutes the per share cash amount].

          NINTH:    The merger shall become effective at 11:59 p.m. on                        , 200            .

[Remainder of page intentionally left blank; signature page follows.]

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        IN WITNESS WHEREOF, CAREFIRST, INC. and CFAC have caused these presents to be signed in their respective names and on their respective behalves by their respective presidents and witnessed by their respective secretaries on            , 200  .

WITNESS:	CAREFIRST, INC. (a Maryland corporation)
Secretary	By	President
WITNESS:	CONGRESS ACQUISITION CORP. (a Maryland corporation)
Secretary	By	President

        THE UNDERSIGNED, President of CAREFIRST, INC., who executed on behalf of the Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

President

        THE UNDERSIGNED, President of CONGRESS ACQUISITION CORP., who executed on behalf of the Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

President

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Appendix D

CAREFIRST, INC.
ARTICLES OF AMENDMENT AND RESTATEMENT

        CareFirst, Inc., a Maryland corporation, having its principal office in Baltimore County, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Charter of the Corporation is hereby amended and restated in its entirety to read as follows:

            FIRST: The name of the corporation (which is hereinafter called the "Corporation") is:

CareFirst, Inc.

            SECOND: (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are to engage in any lawful business or other activity, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

            (b)  The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

            THIRD: The present address of the principal office of the Corporation in this State is 10455 Mill Run Circle, Owings Mills, Maryland 21117.

            FOURTH: The name and address of the resident agent of the Corporation in this State are John A. Picciotto, Esquire, 10455 Mill Run Circle, Owings Mills, Maryland 21117.

            FIFTH: (a) The total number of shares of stock of all classes that the Corporation has authority to issue is 10,000,000 shares of capital stock, par value $.01 per share, amounting in aggregate par value to $100,000. All of such shares are initially classified as "Common Stock." The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock.

            (b)  The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

              (1)  Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.

              (2)  Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

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              (3)  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

            (c)  Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

              (1)  The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

              (2)  Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

              (3)  Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

              (4)  Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

              (5)  Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

              (6)  The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates,

2

      and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

              (7)  Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

              (8)  Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

            (d)  For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

              (1)  prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

              (2)  on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

              (3)  junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

            SIXTH: The number of directors of the Corporation shall be            , which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who will serve until the next annual meeting of stockholders and until their successors are elected and qualify are as follows:

        [Insert Names of Directors]

            SEVENTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

              (1)  The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

              (2)  No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of

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      Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

              (3)  The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

              (4)  To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

              (5)  The Corporation reserves the right from time to time to make any amendments of the Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise.

            (b)  The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

            EIGHTH: The duration of the Corporation shall be perpetual.

          SECOND: (a) As of immediately before the amendment and restatement the corporation was a non-stock corporation.

            (b)  As amended, the total number of shares of capital stock of all classes that the Corporation has authority to issue is 10,000,000 shares, all of which are classified as shares of Common Stock, par value $.01 per share.

            (c)  Before the amendment, the Corporation was a non-stock corporation. As a result of the amendment, the aggregate par value of all shares having a par value is $100,000.

            (d)  The shares of capital stock of the Corporation are not divided into classes.

          THIRD: The foregoing amendment and restatement to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

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        IN WITNESS WHEREOF, CareFirst, Inc. has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Secretary on                        , 200            .

WITNESS:	CAREFIRST, INC.
By:
John A. Picciotto Secretary		William L. Jews President and Chief Executive Officer

        THE UNDERSIGNED, President and Chief Executive Officer of CareFirst, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

William L. Jews President and Chief Executive Officer

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Appendix E

CAREFIRST, INC.

AMENDED AND RESTATED BY-LAWS

ARTICLE I.

STOCKHOLDERS

        SECTION 1.01.    Annual Meeting.    The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, either at 9:00 a.m. on the second Tuesday of May in each year if not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

        SECTION 1.02.    Special Meeting.    At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting. Special meetings of the stockholders shall be called by the Secretary at the request of the stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting and then only as may be required by law. The Board of Directors shall have sole power to fix the date and time of the special meeting.

        SECTION 1.03.    Place of Meetings.    Unless the Charter provides otherwise, meetings of stockholders shall be held at such place as is set from time to time by the Board of Directors.

        SECTION 1.04.    Notice of Meetings; Waiver of Notice.    Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder's residence or usual place of business, or mailed to the stockholder at the stockholder's address as it appears on the records of the Corporation or transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

        SECTION 1.05.    Quorum; Voting.    Unless any statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

        SECTION 1.06.    Adjournments.    Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

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        SECTION 1.07.    General Right to Vote; Proxies.    Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not entitled to be voted if any installment payable on it is overdue and unpaid. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

        SECTION 1.08.    List of Stockholders.    At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

        SECTION 1.09.    Conduct of Business and Voting.    At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these By-Laws, the Charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairman of the meeting, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat.

        SECTION 1.10.    Informal Action by Stockholders.    Except a provided below, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and is filed with the records of stockholders meetings. Unless the Charter requires otherwise, the holders of any class of stock other than Common Stock, entitled to vote generally in the election of directors, may take action or consent to any action by the written consent of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the Corporation gives notice of the action to each stockholder not later than 10 days after the effective time of the action.

        SECTION 1.11.    Meeting by Conference Telephone.    Stockholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in

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the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

ARTICLE II.

BOARD OF DIRECTORS

        SECTION 2.01.    Function of Directors.    The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-Laws.

        SECTION 2.02.    Number of Directors.    The Corporation shall have at least one director. The Corporation shall have the number of directors provided in the Charter until changed as herein provided. A majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 25 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director.

        SECTION 2.03.    Election and Tenure of Directors.    Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, at each annual meeting, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

        SECTION 2.04.    Removal of Director.    Unless statute or the Charter provides otherwise, the stockholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors.

        SECTION 2.05.    Vacancy on Board of Directors.    Subject to the rights of the holders of any class or series of stock separately entitled to elect one or more directors, the stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

        SECTION 2.06.    Regular Meetings.    After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon thereafter as practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the Board of Directors or announced by the President or the Chairman of the Board at such stockholders meeting, the Board of Directors shall meet immediately following the close of, and at the place of, such stockholders meeting. Any other regular meeting of the Board of Directors shall be held on such date and time and at such place as may be designated from time to time by the Board of Directors. No notice of such meeting following a stockholders meeting or any other regular meeting shall be necessary if held as hereinabove provided.

        SECTION 2.07.    Special Meetings.    Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.

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        SECTION 2.08.    Notice of Meeting.    Except as provided in Section 2.06, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless these By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

        SECTION 2.09.    Quorum; Action by Directors.    A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Unless statute or the Charter or By-Laws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board of Directors and filed with the minutes of proceedings of the Board of Directors.

        SECTION 2.10.    Meeting by Conference Telephone.    Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

        SECTION 2.11.    Compensation.    By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. Directors who are full-time employees of the Corporation need not be paid for attendance at meetings of the Board of Directors or committees thereof for which fees are paid to other directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

ARTICLE III.

COMMITTEES

        SECTION 3.01.    Committees.    The Board of Directors may appoint from among its members an Executive Committee and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to authorize dividends on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program

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adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

        SECTION 3.02.    Committee Procedure.    Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

        SECTION 3.03.    Emergency.    In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these By-Laws.

ARTICLE IV.

OFFICERS

        SECTION 4.01.    Executive and Other Officers.    The Corporation shall have a President, a Secretary, and a Treasurer. It may also have a Chairman of the Board. The Board of Directors shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the Corporation, and may designate a chief operating officer, who shall have supervision of the operations of the Corporation. In the absence of any designation the President shall serve as chief executive officer. The Corporation may also have one or more Vice-Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Corporation except that no person may serve concurrently as both President and Vice-President of the Corporation. The Chairman of the Board shall be a director, and the other officers may be directors.

        SECTION 4.02.    Chairman of the Board.    The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. In general, he or she shall perform such duties and have such powers as are from time to time assigned to him or her by the Board of Directors. The Chairman shall be an ex officio member of all committees of the Board of Directors.

        SECTION 4.03.    President.    Unless otherwise specified by the Board of Directors, the President shall be the chief executive officer of the Corporation and perform the duties customarily performed by

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chief executive officers. He or she may execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. In general, he or she shall perform such other duties customarily performed by a president of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors of the Corporation.

        SECTION 4.04.    Vice-Presidents.    The Vice-President or Vice-Presidents, at the request of the President, or in the President's absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer, or the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. Each Vice-President shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors or the President.

        SECTION 4.05.    Secretary.    The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he or she shall be custodian of the records of the Corporation; he or she may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he or she shall perform such other duties customarily performed by a secretary of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the President.

        SECTION 4.06.    Treasurer.    The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation. In general, he or she shall perform such other duties customarily performed by a treasurer of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the President.

        SECTION 4.07.    Assistant and Subordinate Officers.    The assistant and subordinate officers of the Corporation are all officers below the office of Vice-President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors or the President.

        SECTION 4.08.    Election, Tenure and Removal of Officers.    The Board of Directors shall elect the officers of the Corporation. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, at the pleasure of the Board of Directors. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Directors) may remove an officer at any time. The removal of an officer does not prejudice any of his or her contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office for the unexpired portion of the term.

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        SECTION 4.09.    Compensation.    The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

ARTICLE V.

DIVISIONAL TITLES

        SECTION 5.01.    Conferring Divisional Titles.    The Board of Directors may from time to time confer upon any employee of a division of the Corporation the title of President, Vice President, Treasurer or Controller of such division or any other title or titles deemed appropriate, or may authorize the Chairman of the Board or the President to do so. Any such titles so conferred may be discontinued and withdrawn at any time by the Board of Directors, or by the Chairman of the Board or the President if so authorized by the Board of Directors. Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Board of Directors, the Chairman of the Board or the President.

        SECTION 5.02.    Effect of Divisional Titles.    The conferring of divisional titles shall not create an office of the Corporation under Article IV unless specifically designated as such by the Board of Directors; but any person who is an officer of the Corporation may also have a divisional title.

ARTICLE VI.

STOCK

        SECTION 6.01.    Certificates for Stock.    Each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.

        SECTION 6.02.    Transfers.    The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

        SECTION 6.03.    Record Dates or Closing of Transfer Books.    The Board of Directors may, and shall have the sole power to, set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to request a special meeting of stockholders, notice of a meeting of stockholders, vote at a meeting of stockholders, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.06, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days;

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and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting. Any shares of the Corporation's own stock acquired by the Corporation between the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

        SECTION 6.04.    Stock Ledger.    The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

        SECTION 6.05.    Certification of Beneficial Owners.    The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

        SECTION 6.06.    Lost Stock Certificates.    The Board of Directors may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

ARTICLE VII.

FINANCE

        SECTION 7.01.    Checks, Drafts, Etc.    All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chairman of the Board, the President, a Vice-President, an Assistant Vice-President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

        SECTION 7.02.    Annual Statement of Affairs.    The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

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        SECTION 7.03.    Fiscal Year.    The fiscal year of the Corporation shall be the 12 calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

        SECTION 7.04.    Dividends.    If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.

ARTICLE VIII.

INDEMNIFICATION

        SECTION 8.01.    Procedure.    Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

        SECTION 8.02.    Exclusivity, Etc.    The indemnification and advance of expenses provided by the Charter and these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Corporation shall not be liable for any payment under this By-Law in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-Law is in effect. Nothing herein shall prevent the amendment of this By-Law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this By-Law shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this By-Law or any provision hereof is in force.

        SECTION 8.03.    Severability; Definitions.    The invalidity or unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of any other provision hereof. The phrase "this By-Law" in this Article VIII means this Article VIII in its entirety.

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ARTICLE IX.

SUNDRY PROVISIONS

        SECTION 9.01.    Books and Records.    The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these By-Laws shall be kept at the principal office of the Corporation.

        SECTION 9.02.    Corporate Seal.    The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

        SECTION 9.03.    Bonds.    The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

        SECTION 9.04.    Voting Stock in Other Corporations.    Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

        SECTION 9.05.    Mail.    Any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

        SECTION 9.06.    Contracts and Agreements.    To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these By-Laws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

        SECTION 9.07.    Amendments.    Subject to the special provisions of Section 2.02, any and all provisions of these By-Laws may be repealed, altered, amended or rescinded and new by-laws may be adopted (a) by the stockholders at any annual meeting of the stockholders, or at any special meeting called for that purpose and (b) by the Board of Directors at any regular or special meeting of the Board of Directors.

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Appendix F

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND THIS NOTE MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE TERMS OF SECTION 3.3(B) HEREIN. IN ADDITION, ANY SALE, TRANSFER OR OTHER DISPOSITION OF THIS NOTE SHALL ONLY BE MADE PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT OR (II) AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW AND THE HOLDER DELIVERS TO THE COMPANY AN OPINION OF LEGAL COUNSEL THAT SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.

WELLPOINT HEALTH NETWORKS INC.

SUBORDINATED NOTE DUE                        , 20

$20

        WellPoint Health Networks Inc., a Delaware corporation (the "Company"), for value received hereby promises to pay to the holder hereof on                            , 20    (the "Stated Maturity"), the principal sum of                        dollars ($            ). The Company promises to pay interest on the outstanding principal amount of this Note at a rate equal to    % (the "Interest Rate"). Interest on the Notes will accrue at the Interest Rate from the most recent date on which interest has been paid or, if no interest has been paid, from                            , 20    . The Company will pay interest semi-annually in arrears on each                            , and                            , commencing                            , 20    . Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed. The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at a rate equal to    % (the "Default Interest Rate") so long as such Default (as defined in Section 1.1 below) is continuing. This Note is one of the $            aggregate principal amount issued of     % Subordinated Notes due                        , 20    , referred to herein as the Securities.

        This Note shall also be subject to the following terms:

ARTICLE 1
DEFINITIONS

        Section 1.1    Definitions

        "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Senior Indebtedness" means (i) any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Note and the other Securities and (ii) any other Indebtedness of the Company designated by the Company as of the date hereof; provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness.

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        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Indebtedness" means, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person (i) required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person, or (ii) required, in conformity with generally accepted accounting principles, to be accounted for as an operating lease, provided either (A) such operating lease requires, at the end of the term thereof, that such Person make any payment other than accrued periodic rent in the event that such Person does not acquire the leased real property and related fixtures subject to such lease, or (B) such Person has an option to acquire the leased real property and related fixtures, whether such option is exercisable at any time or under specific circumstances, (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate swap, cap or collar agreement or other similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), (f) any indebtedness or other obligations described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

        "Note" means this Note, as amended or supplemented from time to time in accordance with the terms hereof.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities" means this Note and all other notes with similar terms issued contemporaneously herewith as part of the $    aggregate principal amount issued of    % Subordinated Notes due            , 20    , together with all other notes accepted from time to time in substitution, renewal or replacement for all or any part thereof including pursuant to Section 3.3, which shall be treated as a single class of securities.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), rent and end of term payments payable on or in connection with, and, to the extent not included in the foregoing, all amounts payable as fees, costs, expenses, liquidated damages, indemnities, repurchase and other put

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obligations and other amounts to the extent accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Note or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) the $260,000,000 principal amount of Zero Coupon Convertible Subordinated Debentures Due 2019 of the Company issued under an Indenture dated as of July 2, 1999 as such Indenture may be amended from time to time (with respect to which this Note and the other Securities shall be pari passu) (ii) Indebtedness evidenced by this Note or the other Securities (with respect to which this Note and the other Securities shall be pari passu), (iii) Indebtedness of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company, (iv) accounts payable or other indebtedness to trade creditors created or assumed by the Company in the ordinary course of business and (v) any particular Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, this Note and the other Securities.

ARTICLE 2
REDEMPTION

        Section 2.1    Right to Redeem.

        This Note and the other Securities are redeemable in whole or in part, from time to time, at the option of the Company; provided, that a Note may be redeemed only in integral multiples of $1,000. Upon such redemption, the Company shall pay the holder the principal amount of this Note so redeemed plus accrued but unpaid interest on such principal amount.

        Section 2.2    Notice of Redemption.

        At least 20 days but not more than 60 days before any redemption of all or any portion of this Note, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the holder of this Note, setting forth the principal amount to be redeemed, the interest on such principal amount that will accrue and be unpaid prior to such redemption and the date for such redemption.

        The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

        Section 2.3    Effect of Notice of Redemption.

        Once notice of redemption is given, pursuant to Section 2.2, the principal amount of this Note so redeemed, plus accrued but unpaid interest thereon, shall become due and payable on the date for such redemption.

        Section 2.4    Securities Redeemed in Part.

        If less than all the Securities are to be redeemed, the Company shall select the Securities to be redeemed pro rata or by lot or by another fair and appropriate method; provided, that no Securities of a principal amount of $1,000 or less shall be redeemed in part. The Company shall make the selection at least 25 days, but not more than 65 days, before the date selected for the redemption of outstanding Securities not previously called for redemption. If this Note is to be redeemed in part only, a Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof in accordance with Section 3.3 hereof.

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ARTICLE 3
ADDITIONAL COVENANTS

        Section 3.1    Financial Information; SEC Reports.

        The Company will deliver to the holder of this Note (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company (i) a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, all reported on by an independent public accountant of nationally recognized standing and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations and a description of the business and properties of the Company and (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company (i) an unaudited consolidated financial report for such quarter and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations of the Company; provided that the foregoing shall not be required for any fiscal year or quarter, as the case may be, with respect to which the Company delivers or expects to deliver to the holder an annual report or quarterly report, as the case may be, pursuant to the immediately following paragraph.

        The Company shall deliver to the holder, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

        Section 3.2    Officers' Certificates.

        The Company shall deliver to the holder, within 120 days after the end of each fiscal year of the Company, an officers' certificate in which one of the two officers signing such certificate is either the principal executive officer, principal financial officer or principal accounting officer of the Company (an "Officers' Certificate"), stating whether or not to the knowledge of the signers thereof the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Note or any of the other Securities (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which the signers may have knowledge.

        The Company will deliver to the holder, as soon as possible and in any event within five days, upon becoming aware of any Default in the performance or observance of any covenant, agreement or condition contained in this Note or any other Securities, or any Event of Default, an Officers' Certificate specifying with particularity such Default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

        Section 3.3    Registration and Transfer.

        (a)  The Company will keep at its principal office a register in which the Company will provide for the registration of the Securities and their transfer. The Company may treat any Person in whose name this Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal and redemption price of and interest on the Note and for all other purposes, whether or not the Note shall be overdue, and the Company shall not be affected by any notice to the contrary from any Person other than such Person. All references herein to a "holder" of this Note shall mean the Person in whose name the Note is at the time registered on such register.

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        (b)  This Note shall not be sold, transferred or otherwise disposed of except in accordance with all of the following terms:

            (i)  the Company shall have consented to such sale, transfer or other disposition, which consent shall not be unreasonably withheld;

          (ii)  no such transfer, sale or other disposition shall be made to a Person that as of the date of such transfer, directly or indirectly through an affiliate, is engaged in any material respect in the same or similar business (regardless of the location) as that in which the Company or any of its subsidiaries is then engaged; and

          (iii)  this Note may not be transferred, sold or otherwise disposed of in principal amounts of less than the lesser of $25 million or the actual principal amount of this Note.

        (c)  This Note may not be transferred, sold, otherwise disposed of or subdivided in principal amounts of less than the lesser of $25 million or the then-outstanding principal amount of this Note. Subject to the foregoing sentence, upon surrender of this Note for registration of transfer as otherwise permitted herein or for exchange to the Company at its principal office or upon a partial redemption of the Note, the Company, at its expense, will execute and deliver in exchange therefor a new Note or Notes, as the case may be, which aggregate the unpaid principal amount of the Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on the surrendered Note and otherwise of the same class of Securities and of like tenor.

        (d)  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Note and, in the case of any such loss, theft or destruction of the Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, at the discretion of the Company, an unsecured indemnity agreement from the holder), or, in the case of any such mutilation, upon the surrender of such Note for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Note of the same class of Securities and of like tenor, dated so that there will be no loss of interest on (and registered in the name of the holder of) such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall be deemed to be not outstanding.

        (e)  The Company agrees that, within 15 days of receiving such request from the holder of this Note, it shall provide the holder with a list of names and addresses of the holders of the other Securities.

        Section 3.4    Payment.

        The Company shall make each payment (including principal or redemption price of or interest on the Note or other amounts) hereunder not later than 11 a.m., New York City time, on the date when due in immediately available U.S. dollars. Each such payment shall be made to the holder pursuant to written instructions from such Holder to the Company, including pursuant to wire transfer instructions. Notwithstanding anything to the contrary contained in this Note, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from payments on the Note required hereunder.

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ARTICLE 4
SUCCESSOR CORPORATION

        Section 4.1    When the Company May Merge or Transfer Assets.

        The Company shall not consolidate with or merge with or into any other Person (other than in a merger or consolidation in which the Company is the surviving or continuing Person) or sell, convey, transfer, assign or lease its properties and assets substantially as an entirety to any Person, unless:

            (i)  the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance, transfer, assignment or lease the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume by a note, executed and delivered to the holder in form reasonably satisfactory to the holder, the due and punctual payment of the then outstanding principal amount of this Note, and accrued but unpaid interest thereon, and the due and punctual performance of all of the covenants and obligations of the Company under this Note; and

          (ii)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note with the same effect as if such successor had been named as the Company herein; and thereafter the Company shall be discharged from all obligations and covenants hereunder.

ARTICLE 5
DEFAULTS AND REMEDIES

        Section 5.1    Events of Default.

        An "Event of Default" occurs if:

          (1)  the Company defaults in the payment of interest on the Note when the same becomes due and payable, whether or not such payment shall be prohibited by Article 6 hereof, and such failure continues for 60 days after receipt by the Company of a Notice of Default;

          (2)  the Company defaults in the payment of the principal amount when the same becomes due and payable at the Stated Maturity or upon redemption, whether or not such payment shall be prohibited by Article 6 hereof;

          (3)  the Company fails to comply with any of its agreements or covenants herein (other than those referred to in clauses (1) and (2) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

          (4)  a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court having jurisdiction in the premises of the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 consecutive days; or

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          (5)  the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

        A Default under clause (3) above is not an Event of Default until the holders of at least 25% of the then-outstanding principal amount of the Securities notify the Company of the Default and the Company does not cure such Default (and such Default is not waived) within the 60 days after actual receipt of such notice (a "Notice of Default"). Any such notice must specify the Default, demand that it be remedied and state that such notice is a Notice of Default.

        Section 5.2    Acceleration.

        If an Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 5.1 hereof) occurs and is continuing, the holders of at least 25% of the then-outstanding principal amount of the Securities, by notice to the Company may declare the outstanding principal amount and any accrued but unpaid interest thereon to the date of declaration to be immediately due and payable. Upon such a declaration, such principal amount and accrued but unpaid interest shall become and be due and payable immediately. If an Event of Default specified in clause (4) or (5) of Section 5.1 hereof occurs and is continuing, the principal amount and any accrued but unpaid interest shall become and be immediately due and payable without any declaration or other act on the part of the holder. The holders of a majority of the then-outstanding principal amount of the Securities, by notice to the Company, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount and interest thereon that has become due solely as a result of acceleration. No such rescission shall affect any subsequent or other Default or Event of Default or impair any consequent right.

        Section 5.3    Other Remedies.

        If an Event of Default occurs and is continuing, the holder may pursue any available remedy to collect the payment of the outstanding principal amount and any accrued but unpaid interest on this Note or to enforce the performance of any provision hereof.

        A delay or omission by the holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

        Section 5.4    Waiver of Past Defaults.

        The holders of a majority of the then-outstanding principal amount of the Securities, by notice to the Company, may waive an existing Default or Event of Default and its consequences except (1) an Event of Default described in clause (1), (2) or (3) of Section 5.1 or, (2) a Default in respect of a provision that under Section 7.2 hereof cannot be amended without the consent of each holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

        Section 5.5    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Note, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.5 does not apply to a suit by the holder

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for the enforcement of the payment of the principal amount or accrued but unpaid interest on or after the due date.

        Section 5.6    Waiver of Stay, Extension or Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount or any interest thereon, as contemplated herein, or which may affect the covenants or the performance of this Note.

ARTICLE 6
SUBORDINATION

        Section 6.1    Agreement of Subordination.

        The obligations arising from this Note and the other Securities shall rank pari passu with those of the Company's $260,000,000 principal amount of Zero Coupon Convertible Subordinated Debentures Due 2019 issued under an Indenture dated as of July 2, 1999, as such Indenture may be amended from time to time.

        The payment of the principal amount or interest thereon in respect of this Note shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness of the Company, whether outstanding at the date of this Note or thereafter incurred, or thereafter created, assumed or guaranteed.

        No provision of this Article 6 shall prevent the occurrence of any Default or Event of Default hereunder.

        Section 6.2    Notice to the Holders

        The Company shall give prompt written notice to the holder of any fact known to the Company which would prohibit the making of any payment of monies in respect of this Note pursuant to the provisions of this Article 6, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article 6.

        Section 6.3    Payments to the Holder.

        No payment shall be made with respect to the payment of any principal or interest on this Note, if:

            (i)  a default in any payment obligations in respect of Designated Senior Indebtedness occurs and is continuing, without regard to any applicable period of grace (whether at maturity or at a date fixed for payment or by declaration or otherwise); or

          (ii)  any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits the holders of such Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Company receives a notice of the default (a "Payment Blockage Notice") from a holder, or a representative of holders, of Designated Senior Indebtedness.

        If the Company receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Company shall be the basis for a subsequent Payment Blockage Notice

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(it being acknowledged that (x) any action of the Company or any of its subsidiaries occurring subsequent to delivery of a Payment Blockage Notice that would give rise to any event of default pursuant to any provision of Senior Indebtedness under which an event of default previously existed (or was continuing at the time of delivery of such Payment Blockage Notice) shall constitute a new event of default for this purpose and (y) any breach of a financial covenant giving rise to a nonpayment default for a period ending subsequent to the date of delivery of the respective Payment Blockage Notice shall constitute a new event of default for this purpose).

        The Company may and shall resume payments on and distributions in respect of this Note:

          (1)  in case of a default referred to in clause (i) above, the earlier of the date upon which the default is cured or waived in accordance with the terms of the governing instrument or ceases to exist, or

          (2)  in the case of a default referred to in clause (ii) above, the earlier of the date upon which the default is cured, waived in accordance with the terms of the governing instrument or ceases to exist or 179 days pass after the applicable Payment Blockage Notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 6 otherwise prohibits the payment or distribution at the time of such payment or distribution.

        Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization or bankruptcy of the Company, whether voluntary or involuntary, or insolvency, receivership or similar proceedings relating to the Company or its property, or an assignment for the benefit of creditors or any marshaling of the Company's assets or liabilities, all amounts due or to become due upon all Senior Indebtedness of the Company shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the principal or interest in respect of this Note, and upon any such dissolution or winding-up or liquidation or reorganization or bankruptcy of the Company, whether voluntary or involuntary or insolvency, receivership or similar proceedings relating to the Company or its property, or an assignment for the benefit of creditors or any marshaling of the Company's assets or liabilities, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holder of this Note would be entitled, except for the provisions of this Article 6, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holder of this Note if received by them or it, directly to the holders of Senior Indebtedness of the Company, as their respective interests may appear, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of this Note or the other Securities.

        In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 6.3, shall be received by the holder of this Note before all Senior Indebtedness of the Company is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the

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Company, for application to the payment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

        For purposes of this Article 6, the words cash, property or securities shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the extent provided in this Article 6 with respect to this Note, to the payment of all Senior Indebtedness of the Company which may at the time be outstanding; provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness (other than leases that are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.3.

        Section 6.4    Subrogation

        Subject to the payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness of the Company, the rights of the holder of this Note shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal and interest on this Note shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the holder of this Note would be entitled except for the provisions of this Article 6, and no payment over pursuant to the provisions of this Article 6, to or for the benefit of the holders of such Senior Indebtedness by the holder of this Note, shall, as between the Company, its creditors other than holders of its Senior Indebtedness, and the holder of this Note be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holder of this Note pursuant to the subrogation provisions of this Article 6, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of this Note. It is understood that the provisions of this Article 6 are and are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of Senior Indebtedness, on the other hand.

        Nothing contained in this Article 6 or elsewhere herein is intended to or shall impair, as between the Company, its creditors other than the holders of its Senior Indebtedness and the holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Note the principal and interest in respect of this Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of this Note and creditors of the Company other than the holders of its Senior Indebtedness, nor shall anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Article 6 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

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        Section 6.5    No Impairment of Subordination.

        No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by (i) any amendment of or addition or supplement to any such Senior Indebtedness or any instrument or agreement relating thereto (unless otherwise expressly provided therein), or (ii) any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the instrument, regardless of any knowledge thereof which any such holder may have or otherwise be charged with or (iii) a failure to act by the holder of this Note or the failure of such holder to comply with this Note.

        Section 6.6    Reliance By Holders Of Senior Indebtedness On Subordination Provisions.

        The holder of this Note by such holder's acceptance hereof, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created, assumed or acquired before or after the date hereof, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and no amendment or modification of the provisions contained herein shall diminish the rights of such holder or holders unless such holder or holders shall have agreed in writing thereto.

        Section 6.7    Reinstatement of Subordination.

        If, at any time, all or part of any payment of any Senior Indebtedness theretofore made by the Company or any other Person is rescinded or must otherwise be returned by the holders of such Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other Person), these subordination provisions shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

        Section 6.8    Permitted Payments.

        Nothing contained in this Article 6 or elsewhere herein shall prevent the Company at any time, except under the conditions described in Section 6.3 hereof, from making payments at any time of principal or interest in respect of this Note, if such payment would not have been prohibited by the provisions of Section 6.3 hereof.

        Section 6.9    Reliance On Judicial Order Or Certificate Of Liquidating Agent.

        Upon any payment or distribution of assets of the Company referred to in this Article 6, the holder of this Note shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the holder of this Note, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 6.

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ARTICLE 7
AMENDMENTS

        Section 7.1    Without Consent of Holder.

        The Company may amend the Securities, including this Note, without the consent of the holder thereof:

          (1)  to cure any ambiguity or to correct or supplement any provision contained in the Securities which may be defective or inconsistent with any other provision contained in the Securities, or to make such other provisions with regard to matters or questions arising under the Securities which shall not materially adversely affect the interests of the holders of the Securities;

          (2)  to comply with Section 4.1 of this Note;

          (3)  to comply with any requirements of the SEC or to comply with the provisions of the Trust Indenture Act of 1939;

          (4)  to make any change that would provide any additional benefit or rights to the holder; or

          (5)  to make any change that does not adversely affect the right of the holders.

        Section 7.2    With Consent of Holder.

        The Company, with the written consent of the holders of at least a majority of the then-outstanding principal amount of the Securities, may amend the Securities, including this Note. However, without the consent of each holder affected, an amendment or supplement to the Securities may not:

          (1)  make any change to the principal amount owed to a holder who must consent to an amendment;

          (2)  make any change to the manner or rate of accrual of interest or reduce the rate of interest, including defaulted interest, referred to on the face of a Security or extend the time for payment of the interest on a Security;

          (3)  reduce the principal amount of a Security or extend the Stated Maturity;

          (4)  make the Security payable in money or securities other than that stated in the Security;

          (5)  make any change in Article 6 hereof that adversely affects the rights of any holder;

          (6)  make any change in Section 5.4 hereof or this Section 7.2; or

          (7)  reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of the Securities or for waiver of any default in respect thereof.

        It shall not be necessary for the consent of the holders under this Section 7.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment under this Section 7.2 becomes effective, the Company shall mail to each holder of the Securities a notice briefly describing the amendment.

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ARTICLE 8
MISCELLANEOUS

        Section 8.1    Notices.

        Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by overnight courier) to the following facsimile numbers:

    if to the Company:

    WellPoint Health Networks Inc.
    1 WellPoint Way
    Thousand Oaks, California 91362
    Attn: General Counsel
    Telephone Number: (805) 557-6110
    Facsimile Number: (805) 557-6820

    if to the holder:

    Attn:
    Telephone Number:
    Facsimile Number:

        Any notice sent by facsimile shall be effective on the date such facsimile is sent, and any notice sent by first class mail shall be effective three days after being mailed.

        Section 8.2    Separability Clause.

        In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 8.3    Governing Law.

        THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS NOTE.

        Section 8.4    No Recourse Against Others.

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company hereunder or for any claim based on, in respect of or by reason of such obligations or their creation.

        Section 8.5    Assignment.

        This Note shall not be assignable or transferable by the Company or by the holder hereof. This Note shall be binding upon and inure to the benefit of the Company, the holder and their respective heirs, successors and assigns, if any.

        Section 8.6    Investment Purposes.

        The holder hereby represents that it is acquiring this Note solely for purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

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        IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Note on behalf of the respective parties hereto as of the date first written above.

WELLPOINT HEALTH NETWORKS INC.
		By:	Name: Title:
Agreed and accepted:
[HOLDER]
By:	Name: Title:

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Appendix G

[FORM OF AFFILIATE LETTER]

                    , 200

WellPoint Health Networks Inc.
One WellPoint Way
Thousand Oaks, CA 91362

Ladies and Gentlemen:

        Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of January 24, 2003 (the "Merger Agreement"), among WellPoint Health Networks Inc., a Delaware corporation ("Purchaser"), CareFirst, Inc., a Maryland corporation ("CareFirst") and Congress Acquisition Corp., a Maryland corporation and a direct wholly owned subsidiary of Purchaser ("Merger Sub"), Merger Sub will merge with and into CareFirst. Immediately following the Merger, the separate corporate existence of Merger Sub shall cease and CareFirst shall continue as the surviving corporation under the name CareFirst, Inc. Capitalized terms used but not defined herein have the meanings assigned to them in the Merger Agreement.

        The undersigned has been advised that as of the date the Merger is submitted to stockholders of CareFirst for approval the undersigned may be an "affiliate" of CareFirst, as the term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein shall be construed as an admission of such fact, or as a waiver of any rights that the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter agreement.

        As a result of the Merger, the undersigned will receive Purchaser Common Stock in exchange for shares owned by the undersigned of CareFirst Common Stock.

        The undersigned hereby represents, warrants and covenants with and to Purchaser that:

          The undersigned understands that an investment in Purchaser Common Stock acquired as a result of the Merger is highly speculative and involves substantial economic risk. The undersigned understands that it must bear the economic risk of this investment indefinitely unless the Purchaser Common Stock is registered pursuant to the Securities Act, or an exemption from registration is available, and that the undersigned may sustain, and is financially able to sustain, a complete loss of its investment in the Purchaser. The undersigned understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the undersigned to transfer all or any portion of the Purchaser Common Stock under the circumstances, in the amounts or at the times the undersigned might propose.

          The undersigned represents that, by reason of its or of its management's business or financial experience, the undersigned has the capacity to protect its own interests in connection with the transactions contemplated in the Merger Agreement.

          The undersigned acknowledges and agrees that the Purchaser Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available.

        The undersigned will not sell, transfer or otherwise dispose of the Purchaser Common Stock received in the Merger unless (i) such sale, transfer or other disposition has been registered under the

1

Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may hereafter from time to time be amended) or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Purchaser, or under a "no-action" or interpretive letter obtained by the undersigned from the Commission specifically issued with respect to a transaction to be engaged in by the undersigned, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

        The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of CareFirst that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

        The undersigned has carefully read this letter agreement and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the capital stock of Purchaser, to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for CareFirst, as applicable.

        This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Very truly yours,
[SIGNATORY]
Name: Title:

2

Appendix H

INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AGREEMENT is made and entered into this            day of                        , by and among            ,             and             (collectively, the "Tax Exempt Entities"), CareFirst, Inc., a Maryland corporation ("CareFirst"), and WellPoint Health Networks Inc., a Delaware corporation ("WellPoint").

        WHEREAS, CareFirst, WellPoint and Congress Acquisition Corp., a Maryland corporation ("Congress"), have entered into an Amended and Restated Agreement and Plan of Merger dated as of January 24, 2003 (as the same may be amended, supplemented or modified, the "Merger Agreement") which provides that Congress will merge with and into CareFirst (the "Merger");

        WHEREAS, prior to the Merger, CareFirst converted its Primary CareFirst Insurers (as defined in the Merger Agreement) from not-for-profit to for-profit status and issued 100% of its outstanding shares of capital stock to the Tax Exempt Entities (collectively, the "Conversion");

        WHEREAS, CareFirst has received an Internal Revenue Service ("IRS") private letter ruling dated                        , that the Conversion qualifies as a tax free reorganization and that no gain or loss will be recognized by CareFirst from the Conversion for federal income tax purposes (the "IRS Ruling");

        WHEREAS, it is a condition to WellPoint's obligation to consummate the Merger that the Tax Exempt Entities enter into this Agreement;

        WHEREAS, the Tax Exempt Entities are the beneficiaries of an insurance policy issued by                        (the "Insurance Policy") covering any liability of the Tax Exempt Entities that may arise under this Agreement.

        NOW THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, and intending to be legally bound, the parties hereto agree as follows:

        1.    Indemnity.    Each Tax Exempt Entity agrees to indemnify, defend and save Wellpoint, Carefirst and their respective affiliates harmless from and against such Tax Exempt Entity's Pro Rata Share (as defined below) of the net amount of federal income tax liabilities (together with any penalties, interest, fines and additions to tax, but not taxes, if any, resulting from the receipt of indemnity payments by Carefirst pursuant to this Agreement) incurred by Carefirst, as a result of a revocation or modification, in whole or in part, of the IRS ruling; provided, however, that the Tax Exempt Entities shall have no liability under this Agreement if the revocation or modification, of the IRS ruling is a result of (i) actions taken by Carefirst or Wellpoint following the merger, without the consent of the Tax Exempt Entities or (ii) the transaction not being consummated (other than due to actions taken by the Tax Exempt Entities) in accordance with the terms set forth in the irs ruling or the request for the irs ruling. Carefirst or Wellpoint shall promptly notify the Tax Exempt Entities of any assertion by the IRS of a tax liability for which the Tax Exempt Entities may be responsible under this Agreement. The Tax Exempt Entities shall have the opportunity to participate jointly with Wellpoint and Carefirst in contesting any such asserted tax liability. The settlement of any claim which would result in a payment by the Tax Exempt Entities under this Agreement without the Tax Exempt Entities' written consent shall constitute a waiver of the right to indemnity; provided, however, the Tax Exempt Entities shall not unreasonably withhold their consent to any settlement.

        2.    Miscellaneous.

          (a)    Financial Assurances.    Each Tax Exempt Entity covenants and agrees that during the term of this Agreement it will have assets or other available resources sufficient to satisfy any liability or obligation it may have under this Agreement.

1

          (b)    Further Agreements.    No party to this Agreement will take any position inconsistent with the IRS Ruling or the request for the IRS Ruling.

          (c)    Termination.    This Agreement shall terminate on the expiration of the applicable statute of limitations for the taxable year in which the Conversion occurs. This Agreement shall also terminate automatically in the event CareFirst is audited by the IRS, the relevant tax year is closed and the IRS determines that no tax is due with respect to the Conversion.

          (d)    No Setoff.    No payment required to be made pursuant to this Agreement shall be subject to any right of setoff, counterclaim, defense, abatement, suspension, deferment or reduction on an unrelated claim.

          (e)    Amendments.    Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended by writing signed by each of the parties hereto, and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) by a writing signed by the party against whom such waiver is to be asserted.

          (f)    Notices.    All notices and other communications provided for or permitted hereunder shall be made in accordance with the notice provisions of the Merger Agreement.

          (g)    Successors and Assigns.    This Agreement (or any right or obligation hereunder) may not be assigned by any party without the prior written consent of the other parties (which consent shall not unreasonably be withheld), except that each of CareFirst and WellPoint may assign its rights and obligations in this Agreement, whether by a writing or operation of law, to a successor to all or substantially all of its business without such consent in which event this Agreement shall inure to the benefit of and be binding upon the successor. This Agreement shall not be binding upon any person who receives a gift, grant or distribution by a Tax Exempt Entity made in furtherance of the purposes which form the basis for its exemption from federal income tax.

          (h)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed within the State.

          (i)    Waiver, Remedies.    No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The waiver or consent (whether express or implied) by any party of the breach of any term or condition of this Agreement shall not prejudice any remedy of any other party in respect of any continuing or other breach of the terms and conditions hereof, and shall not be construed as a bar to any right or remedy which any party would otherwise have on any future occasion under this Agreement.

          (j)    Attorneys' Fees.    In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and costs in addition to any other available remedy.

          (k)    Severability.    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reasons, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being

2

  intended that all other rights and privileges shall be enforceable to the fullest extent permitted by law.

          (l)    No Lien.    Nothing in this Agreement is intended to impose a lien or encumbrance on any assets of the Tax Exempt Entities. Subject to Section 2(a) of this Agreement, notwithstanding anything else in this Agreement to the contrary, nothing in this Agreement shall prevent the Tax Exempt Entities from conducting their operations in the ordinary course or from carrying out the purposes that form the basis for their exemption from federal income tax.

          (m)    Definition.    "Pro Rata Share" shall mean    % for     ,    % for    and    % for    .

[Remainder of page intentionally left blank; signature page follows.]

3

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:
CAREFIRST, INC.
By:
Name:
Title:
WELLPOINT HEALTH NETWORKS INC.
By:
Name:
Title:

4

Appendix I

FORM OF RETENTION AGREEMENT

[Date]

DRAFT 01/17/03—FOR DISCUSSION PURPOSES ONLY

[              ]
[              ]
[              ]

Dear [              ],

        On behalf of WellPoint Health Networks Inc. ("WellPoint" or the "Company"), I am delighted to set forth your terms of employment as [title]. You will report to [            ].

        There are many challenges ahead if we are to achieve our goals and I hope you find these challenges exciting and the opportunity compelling. We are very enthusiastic about your joining our team.

        Your start date will be the day following the date CareFirst, is acquired by WellPoint through a merger of CareFirst into a subsidiary of WellPoint (the "Merger"). Your starting compensation and benefits for this position will be as follows:

  •
  Base Salary.  You will receive an initial annualized base salary of $[            ] [equivalent to base salary at completion of Merger] paid bi-weekly, one week in arrears. In addition, you will be eligible for annual merit increases consistent with your performance and WellPoint guidelines used with respect to senior executives of WellPoint. Currently, WellPoint awards annual merit increases in March.

  •
  Annual Bonus.  If the effective date of the Merger is on or before [September of any year], you will be eligible to receive a pro-rated bonus, pursuant to the terms of the CareFirst Bonus Plan [confirm title of CareFirst bonus plan], for the performance period occurring prior to the effective date of the Merger. Commencing on the closing date, you will be entitled to participate in the [CEO only: WellPoint Executive Officer Annual Incentive Plan] [Non-CEO Executives: Management Bonus Plan] (the "Bonus Plan") with an initial target bonus equal to [    ]% [equivalent to target percentage at completion of Merger] of your base salary, pro-rated for the remaining portion of the calendar year in which you participate in the Bonus Plan. Any bonus payments made pursuant to this paragraph will be paid on March 15 of the following calendar year.

    If the effective date of the Merger is after [September 30 of any year], you will be eligible to receive a bonus under the terms of the then-existing CareFirst Bonus Plan, payable March 15 of the following calendar year.

    Beginning January 1 of such following calendar year, you will participate in the Bonus Plan with a target bonus equal to [    ]% [equivalent to target percentage at completion of Merger]. Your target bonus will be reviewed annually.

    Under the current Bonus Plan, fifty percent (50%) of a participant's bonus is based on WellPoint's total performance and the other fifty percent (50%) is based on the performance of the participant's business unit compared to the expectations set in WellPoint's annual operating plan. An award may also be increased by up to fifty percent (50%) of target bonus based on achievement of individual business and behavioral objectives, or it can be reduced (including to

1

    zero) based on individual performance. The maximum bonus award under the Bonus Plan is three (3) times your target bonus.

    Under the current terms of the Bonus Plan, amounts earned in excess of one hundred fifty percent (150%) of target bonus are deferred into the WellPoint Health Networks Inc. Comprehensive Executive Non-Qualified Retirement Plan (the "Deferred Compensation Plan") and may be invested in any of the fund options available under such plan, including a WellPoint stock fund. Any amount deferred into the Deferred Compensation Plan shall vest in three (3) equal annual installments, beginning on the first anniversary of the date such bonus was paid, if the participant remains employed by WellPoint or the participant's employment is terminated by reason of involuntary termination other than for cause or by reason of death, disability or retirement (all as defined for purpose of the Bonus Plan) or, under certain conditions, following a change in control of WellPoint.

  •
  Stock Options.  As soon as practicable following the effective date of the Merger, you will be granted an option to purchase [    ] shares of WellPoint Common Stock under the WellPoint Health Networks Inc. 1999 Stock Incentive Plan (or successor plan), under the same general terms and conditions as stock option grants to our other executive officers (the "Option"). In addition, you will be eligible to receive an option grant annually in calendar years after the year of effective time of the Merger and the terms and conditions thereof will be the same as options granted to our other executive officers. Option grants are generally made in February. Notwithstanding the prior sentence, if your employment is terminated without Cause (as defined in this letter) or if you terminate your employment for Good Reason (as defined in this letter) at any time within two years from the date hereof, (i) any options that would have vested within the one-year period immediately following your termination shall be immediately vested, and (ii) you shall have a period of one year following your termination to exercise any vested and previously unexercised options.

  •
  Retention Bonus.  You will be entitled to a lump-sum cash retention bonus in the amount of $[    ] [CEO: amount equal to 3x salary +3x target bonus][others: amount equal to 2x salary + 2x bonus] on the second anniversary of the merger if you remain employed through such date. If your employment with WellPoint is terminated by WellPoint without Cause, as such term is defined below, or you terminate your employment for Good Reason, as such term is defined below, before the second anniversary of the Merger and you execute the Company's standard form of release of claims, confidentiality agreement and non-competition agreement, the retention bonus will be payable upon such termination and you will be eligible for the following additional benefits: (i) a payment equal to your target bonus for the year in which such termination occurs, prorated for each whole month of employment with WellPoint, if such termination occurs after March 31 of such year, and (ii) continuation of your employee and personal benefits detailed in Section(s) [    ] of your CareFirst employment agreement.

    For purposes of the foregoing, the term "Cause" shall mean (i) your commission of any act of fraud, embezzlement or dishonesty against WellPoint or any WellPoint affiliate, (ii) your conviction of any criminal offense involving fraud or dishonesty or any similar conduct that is injurious to the reputation of WellPoint or any WellPoint affiliate, (iii) your willful engagement in gross misconduct injurious to WellPoint or any WellPoint affiliate, or (iv) your willful failure to attend to the material duties assigned to you.

    For purposes of the foregoing, the term "Good Reason" shall mean any of the following: (i) a material reduction in the responsibilities you had with CareFirst, excluding any functions that would transfer to WellPoint following the Merger consistent with WellPoint's practice in connection with other similar merger transactions, (ii) a reduction in the aggregate of your base salary and target bonus in effect immediately before the Merger, (iii) a change in your primary

2

    work location which increases your commute by more than fifty (50) miles or (iv) the failure of any successor to WellPoint to assume the terms of this offer letter with respect to the retention bonus. However, you will not be deemed to have terminated for Good Reason unless (i) you notify WellPoint in writing within 60 days of the occurrence of an event that you deem to be Good Reason has occurred that you believe such Good Reason has occurred, (ii) WellPoint does not cure such Good Reason within 15 days of its receipt of such written notice and (iii) you terminate employment within 90 days of the end of such 15 day cure period.

  •
  [CEO only] Executive Benefits and Perquisites.  You will continue to receive during your employment for a period of two years from the date hereof the perquisites provided to you immediately prior to the date hereof.

  •
  Other Benefits and Perquisites.  You will be eligible for the benefits and perquisite packages normally accorded to WellPoint senior officers (other than severance benefits [CEO only: and similar benefits provided pursuant to the following paragraph, except as provided herein), which currently include:

  •
  Two [CEO only: three] times your total target compensation (salary plus target bonus) in executive life insurance

  •
  100% salary continuation short-term disability benefits for disabilities of up to six months

  •
  A long-term disability benefit that provides for 60% [CEO only: 70%] of salary plus target bonus

  •
  The Company's 401(k) Plan that includes a match of 75% of your contributions of the first 6% of your eligible compensation, up to Internal Revenue Code limits

  •
  The Deferred Compensation Plan, which provides for salary, bonus, company car allowance deferral, retirement plan "spillover" benefits and 401(k) "spillover" contributions

  •
  An annual pre-tax car allowance of $[            ] [amounts vary between $4,800 and $9,600], paid bi-weekly with your paycheck

  •
  An annual executive physical valued at over $2,000

  •
  Paid Time Off (PTO) days with an accrual rate of 22 [CEO only: 27] days per year

  •
  [CEO only: Executive financial planning and tax preparation assistance provided by AYCO], and

  •
  Reimbursement of all ordinary and necessary business expenses incurred in the performance of your duties subject to your compliance with WellPoint's business expense policies

  •
  Additional Benefits.  Where not duplicative of the above, you will be entitled to other employee benefits generally accorded CareFirst employees after the Merger.

  •
  CareFirst SERP.  Immediately after the effective date of the Merger, the CareFirst SERP will be terminated and your accrued benefit payable under the SERP will be calculated as if you had terminated employment for Good Reason (as defined in your Employment Agreement) immediately after the Merger. You may choose either of the following payout alternatives for your accrued SERP benefits:

  •
  Your accrued SERP benefits will be calculated as a lump-sum value and placed in WellPoint's Deferred Compensation Plan to be invested in any of the fund options available under such plan. You may elect a payout of your account under the Deferred Compensation Plan, in full or in part, to begin as early as one (1) year after the effective date of the Merger; or

3

    •
    The lump-sum actuarial present value of your accrued SERP benefits will be paid to you within thirty (30) days of your termination of employment for any reason, regardless of your age at the time of such termination.

  •
  CareFirst Long-Term Performance Incentive Plan.  Before the effective date of the Merger, the CareFirst Long-Term Performance Incentive Plan (the "LTIP") will be amended to:

  •
  Vest on a pro rata monthly basis all accrued and earned awards related to the elapsed portions of the three-(3) active plan cycles based upon CareFirst's actual performance for such elapsed period and provide for either a lump-sum payment of vested awards upon the effective date of the Merger or a transfer of vested awards to the Deferred Compensation Plan to be invested in any of the fund options then available under such plan.

  •
  Provide for either a lump-sum payment of vested deferred awards of prior plan cycles upon the effective date of the Merger or a transfer of vested deferred awards to the Deferred Compensation Plan to be invested in any of the fund options then available under such plan.

  •
  Cancel all unearned awards for the future service portions of the three-(3) active plan cycles.

    No further awards will be made under this plan. Future long-term incentive compensation will be in the form of stock options, as described above.

  •
  Restricted Stock Award.  As soon as practicable following the effective date of the Merger, you will be granted a restricted share right award. The number of shares underlying such award shall be equal to (x) the cash value of the unearned awards for the future service portions of the three (3) active LTIP plan year cycles cancelled pursuant to the preceding paragraph divided by (y) the Fair Market Value of WellPoint's Common Stock at the date of grant. For purposes of the preceding computation, (i) the cancelled unearned awards shall be valued based upon (A) the target value under the LTIP for any awards for which the performance period commenced less than one year from the date hereof and (B) the value using actual CareFirst performance for any awards for which the performance period commenced one year or more from the date hereof, and (ii) the Fair Market Value of WellPoint's Common Stock shall be the closing sale price on the New York Stock Exchange on the business day immediately preceding the date of grant.If your employment with the Company and its affiliates terminates for Cause or if you terminate your employment for Good Reason, you shall be immediately vested in the number of shares that would have vested during the one year period immediately following your termination. Except as set forth in this paragraph, the deferred shares rights shall be subject to the standard terms and conditions then used by the Company for similar awards.

  •
  WellPoint's Officer Severance Plan.  Commencing on the day following the second anniversary of the effective date of the Merger, you shall be eligible to participate in WellPoint's Officer Severance Plan, as then in effect.

  •
  WellPoint Change in Control Benefits.  Commencing on the effective date of the Merger, you will also be eligible for change in control benefits pursuant to the Officer Change in Control Plan, as then in effect (subject to that plan's integration of benefits provisions) at the [title] level. Notwithstanding the foregoing, prior to the second anniversary of the effective date of the Merger, the Retention Bonus payable hereunder shall deemed to substitute for the Change in Control Completion Bonus provided for in Section 2.3 of the Change in Control Plan and for purposes of the last paragraph of Section 3.2 of the Change in Control Plan shall be treated as if it were the Change in Control Completion Bonus.

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  •
  Excise Tax Gross Up

  •
  If it is determined that any payment you receive from the Company, CareFirst or any of their subsidiaries would be subject to an Excise Tax (as defined below) in connection with the Merger, you shall receive a Gross-Up Payment (as defined below) from WellPoint. All determinations required to be made under this offer letter including (A) whether and when a Gross-Up Payment is required, (B) the amount of such Gross-Up Payment and (C) the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young. The determination made by Ernst & Young shall include detailed supporting calculations and shall be delivered both to you and to WellPoint. All fees and expenses of Ernst & Young shall be borne solely by WellPoint. If Ernst & Young determines that no Excise Tax is payable to you, but for any reason fails to furnish you with a written opinion that failure to report the Excise Tax on your income tax returns will not result in the imposition of any penalty, WellPoint shall be obligated to pay you the amount of any Gross-Up Payment you deem payable as a result of any Excise Tax paid by you.

  •
  The parties acknowledge the possibility, as a result of the uncertainty in the application of Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") at the time of the initial determination by Ernst & Young hereunder, that a Gross-Up Payment which should have been made by WellPoint may not have been made (an "Underpayment") in accordance with the calculations ultimately required to be made hereunder. In the event WellPoint exhausts its remedies pursuant to the paragraph immediately below and you thereafter are required to make a payment of any Excise Tax, WellPoint shall cause Ernst & Young to determine the amount of the Underpayment and WellPoint shall pay such amount promptly to you.

  •
  You shall notify WellPoint in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by WellPoint of the Gross-Up Payment. Such notification shall be given as soon as practicable after you are informed in writing of such claim, and shall apprise WellPoint of the nature of such claim and the date on which such claim is requested to be paid. You shall not pay such claim prior to the expiration of the 30-day period following the date on which you give such notice to WellPoint (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If WellPoint notifies you in writing prior to the expiration of such period that it desires to contest such claim, you shall (A) provide WellPoint with any information in your possession reasonably requested by WellPoint relating to such claim; (B) take such action in connection with contesting such claim as WellPoint shall reasonably request in writing from time to time, including accepting legal representation with respect to such claim by an attorney prudently selected by WellPoint; (C) cooperate in good faith with WellPoint in contesting such claim; and (D) permit WellPoint to participate in any proceedings relating to such claim; provided, however, WellPoint shall (1) bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, (2) indemnify and hold you harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such contest including payment of costs and expenses, and (3) control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct you to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. You agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as WellPoint shall determine. If WellPoint directs you to pay such claim and sue for a refund, WellPoint shall advance the

5

      amount of such payment to you, on an interest-free basis, and shall indemnify and hold you harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance. Any extension of the statute of limitations relating to payment of taxes for your taxable year with respect to which such contested amount is claimed to be due shall be limited solely to such contested amount. WellPoint's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and you shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

    •
    If, after the receipt by you of an amount advanced by WellPoint pursuant to the paragraph immediately above, (A) you receive a refund with respect to such claim, you shall promptly pay to WellPoint the amount of such refund together with any interest paid or credited thereon after deducting your taxes applicable thereto, or (B) a determination is made that you shall not be entitled to any refund with respect to such claim and WellPoint does not notify you in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment.

    •
    For purposes of the foregoing, the term "Excise Tax" means the excise tax imposed by Section 4999 (or successor provision) of the Code.

    •
    For purposes of the foregoing, the term "Gross-Up Payment" means an amount which, after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes) including any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon such Gross-Up Payment, permits Employee to retain net of all such taxes a amount of the Gross-Up Payment equal to the Excise Tax imposed on the payments.

        Plan Documents Control.    Note that the sections above are intended to describe the general provisions of the benefits program and your benefits thereunder. Except with respect to the specific provisions under the headings "Retention Bonus" and "Excise Tax Gross Up" hereunder, if there is any discrepancy between this letter and the respective plan documents relating to the benefits described above, the provisions of the respective plan documents will apply. Subject to the specific provisions under the headings "Retention Bonus" and "Excise Tax Gross Up" hereunder, WellPoint reserves the right to amend or cancel any of our plans in the future, in accordance with any conditions set out in those plans; provided, however no such amendment or cancellation will be applicable to you if it is not generally applicable to other similarly situated officers of WellPoint.

        The terms of your employment will also include:

  •
  Stock Ownership Guidelines.  As an officer of the Company, you also will be expected to own WellPoint Common Stock in accordance with the WellPoint Stock Ownership Guidelines. The guidelines provide that, as a President, your guideline is to own at least the number of shares with a market value equivalent to [            ] percent of your base salary at the end of five years of service. The Company currently offers a variety of plans to assist you in meeting your ownership objectives.

  •
  [CEO Agreement only: Section 16.  You will be considered an insider subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended. A member of our Legal Department will provide you with additional information and assistance regarding the applicable filings and procedures.]

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  •
  Insider Trading Policy.  As an officer of the Company, you will also be covered by our Insider Trading Policy. This policy generally limits your ability to buy or sell WellPoint stock at times that are outside our window period. Currently, the window period opens on the third business day after the release of earnings each quarter, and lasts for thirty calendar days.

        Exclusive Agreement.    By executing this offer letter, you agree that this offer letter, including all documents incorporated by reference herein, constitutes the entire understanding between the parties with respect to your employment with CareFirst, WellPoint or an affiliate and compensation or benefits therefrom, superseding all prior agreements (the "Prior Agreements") including, but not limited to, the Employment Agreement dated [            ] between you and CareFirst (the "Prior Employment Agreement"), the CareFirst Merger Incentive Plan, the CareFirst Retention Bonus Plan and any other agreement, plans, arrangement or understanding, written or oral, under which severance or retention benefits or any other benefits or compensation might otherwise be payable to you and no representation or statements not incorporated or referred to in this offer letter will be binding on either party. You acknowledge and agree that the amounts payable under this offer letter shall be in lieu of any payments to which you would have been entitled under the Prior Agreements, and you expressly waive any entitlement to any payments under the Prior Agreements. You represent that the Prior Employment Agreement, the CareFirst Merger Incentive Plan and the CareFirst Retention Bonus Plan are the only agreements, plans or arrangements under which you could have, absent this offer letter, become entitled to severance, retention or change in control compensation.

        Other Agreements.    In consideration of (i) your continuing employment and past and future access to confidential, proprietary documents and information of CareFirst, WellPoint or an affiliate, and (ii) the compensation and benefits payable by CareFirst, WellPoint or an affiliate, including the retention bonus provided for herein, you agree to continue to abide by and be bound by (A) WellPoint's standard agreement of confidentiality and (B) a non-competition agreement.

        Controlling Law.    This offer letter is made and entered into in the State of Maryland and will be construed under the laws of Maryland, without regard to its conflict of laws rules, to the extent not preempted by Federal law.

        At-Will Employment.    The Company believes that the employment relationship is based upon the principle of mutual consent. Therefore, both you and the Company will be free to terminate your employment, at any time, with or without cause and with or without notice. While the Company reserves the right to change the other terms, policies, procedures and benefits affecting your employment, this "at-will" understanding constitutes the entire agreement concerning this subject and can be altered only by an express written agreement signed by you and the Senior Vice President of Human Resources.

        Arbitration.    Finally, as an employee of WellPoint Health Networks Inc., you will be subject to the Company's binding arbitration policy, as more fully described in the enclosed Human Resources Policy #613, Arbitration.

        If you have any questions with regard to your position or the content of this letter, please feel free to contact me at (    )            .

Very truly yours,

Enclosures

Agreed and consented to this            day of                        , 2003:

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SUMMARY OF CAREFIRST SENIOR EXECUTIVE POST-MERGER COMPENSATION

ONGOING COMPENSATION

  •
  WellPoint will continue current base salaries and target bonus opportunities for the eight CareFirst Senior Executives (listed in the next paragraph), assuming normal-range merit raises for 2003 and until closing. The annual bonus program utilized for CareFirst Senior Executives will be consistent with WellPoint's program for other similarly situated WellPoint executives.

  •
  CareFirst Senior Executives will be eligible for WellPoint's stock option program upon the closing date and future-year stock options on the same basis as other similarly situated WellPoint executives. The number of shares covered by the stock option award on the merger date for each individual will be as follows: William Jews: 95,000; David Wolf and Leon Kaplan: 30,000; Gregory Devou, Mark Chaney, John Picciotto, Sharon Vecchioni and Michael Felber: 15,000.

  •
  CareFirst Senior Executives will be eligible for the standard benefits provided to full-time CareFirst associates, and the executive benefits and perquisites provided to other similarly situated WellPoint executives.

DISCONTINUATION OF CERTAIN PLANS AND CONTRACTS

  •
  A WellPoint retention agreement will replace all prior agreements for the CareFirst Senior Executives including their current employment agreements, the CareFirst Merger Incentive Plan, and any other agreement, plans, arrangement or understanding, under which severance or retention benefits or any other benefits or compensation might otherwise be payable.

  •
  The Senior Executives' participation in the CareFirst SERP will be terminated upon the closing date and Senior Executives will be vested in their benefits.

  •
  There will be no grants after 2003 in CareFirst's Long Term Incentive Plan (the "LTIP"). Accrued awards under the LTIP will be paid out in cash at the closing.

EXECUTIVE RETENTION PROGRAM

        WellPoint believes it is important provide incentives for the current management team to remain with CareFirst following the merger.

  •
  CareFirst Senior Executives would enter into retention agreements providing for:

  •
  Retention bonus awards equal to three times base salary plus three times target bonus for the CEO, and two times base salary plus two times target bonus for the other Senior Executives based on closing date pay. This will be payable after two years of employment with WellPoint following the close, and

  •
  WellPoint restricted stock rights that vest over a two-year period in amounts that are not yet determinable, but that will be based on CareFirst's performance.

BENEFITS ON TERMINATION

        If either an involuntary termination without cause or a voluntary termination for good reason occurs within two years from the closing date, a Senior Executive will receive the following:

  •
  The retention bonus award,

  •
  Any restricted stock rights that vest within one year of the termination date,

  •
  The immediate vesting of stock options that would ordinarily vest within one year of the termination date,

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  •
  A period of one year following termination to exercise any vested stock options,

  •
  A prorated target bonus for the year in which such termination occurs if such termination is after March 31, and

  •
  Continuation of certain employee and personal benefits.

        For these purposes, "good reason" means:

  •
  Material reduction in executive's responsibilities with CareFirst, excluding any functions that would transfer to the parent company following the merger, such as treasury and purchasing.

  •
  Reduction in total cash compensation (salary + target bonus)

  •
  Location change that increases executive's commute by over 50 miles

  •
  A material breach of agreement

  •
  Failure of any successor to WellPoint to assume and perform the retention agreement

        Each executive will be required to execute and deliver a release, confidentiality agreement and non-competition agreement as a condition to receiving any payments upon a termination.

EXCISE TAX ISSUES

  •
  The Senior Executives will be eligible for reimbursement of excise taxes and tax gross-up payments with respect to amounts paid under their WellPoint agreements in accordance with their current employment agreements.

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Attachment 7.1(k)

Existing Employment Agreements

William L. Jews
David D. Wolf
Gregory A. Devou
John A. Picciotto
G. Mark Chaney
Leon Kaplan
Sharon J. Vecchioni
Michael Felber

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Attachment 9.10

Executive Employees of CareFirst

William L. Jews, President and Chief Executive Officer
 David D. Wolf, Executive Vice President, Medical Services
 G. Mark Chaney, Executive Vice President and Chief Financial Officer
 Leon Kaplan, Executive Vice President, Operations
 Gregory A. Devou, Executive Vice President and Chief Marketing Officer
 John A. Picciotto, Executive Vice President, General Counsel and Corporate Secretary
Sharon J. Vecchioni, Executive Vice President and Chief of Staff

Executive Employees of Purchaser

Leonard D. Schaeffer, Chairman of the Board of Directors and Chief Executive Officer
 David C. Colby, Executive Vice President and Chief Financial Officer
 Thomas C. Geiser, Executive Vice President, General Counsel and Corporate Secretary
 Robert A. Kelly, Vice President, Legal Services
 Robert Glaser, Vice President, Corporate Development
 Carol Burt, Senior Vice President, Finance and Treasury

1

QuickLinks

  Exhibit 99.2
TABLE OF CONTENTS
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
RECITALS
ARTICLE I Definitions
ARTICLE II The Merger
ARTICLE III Conversion of Shares; Purchase Price; Effects of the Merger
ARTICLE IV Representations And Warranties Of CareFirst
ARTICLE V Representations And Warranties Of Purchaser And CFAC
ARTICLE VI Covenants Of The Parties
ARTICLE VII Conditions
ARTICLE VIII Termination Prior To Closing
ARTICLE IX Miscellaneous
  Appendix A
  Appendix B
DEFINITIONS
  Appendix C
  Appendix D
CAREFIRST, INC. ARTICLES OF AMENDMENT AND RESTATEMENT
CareFirst, Inc.
  Appendix E
CAREFIRST, INC. AMENDED AND RESTATED BY-LAWS
ARTICLE I. STOCKHOLDERS
ARTICLE II. BOARD OF DIRECTORS
ARTICLE III. COMMITTEES
ARTICLE IV. OFFICERS
ARTICLE V. DIVISIONAL TITLES
ARTICLE VI. STOCK
ARTICLE VII. FINANCE
ARTICLE VIII. INDEMNIFICATION
ARTICLE IX. SUNDRY PROVISIONS
  Appendix F
ARTICLE 1 DEFINITIONS
ARTICLE 2 REDEMPTION
ARTICLE 3 ADDITIONAL COVENANTS
ARTICLE 4 SUCCESSOR CORPORATION
ARTICLE 5 DEFAULTS AND REMEDIES
ARTICLE 6 SUBORDINATION
ARTICLE 7 AMENDMENTS
ARTICLE 8 MISCELLANEOUS
  Appendix G
  Appendix H
  Appendix I
DRAFT 01/17/03—FOR DISCUSSION PURPOSES ONLY
SUMMARY OF CAREFIRST SENIOR EXECUTIVE POST-MERGER COMPENSATION
  Attachment 7.1(k)
  Attachment 9.10